EXHIBIT 10.2

HONDA AUTO RECEIVABLES 2026-3 OWNER TRUST,
as Issuer,

AMERICAN HONDA RECEIVABLES LLC,
as Seller,

and

AMERICAN HONDA FINANCE CORPORATION,
as Servicer, RPA Seller and Sponsor

SALE AND SERVICING AGREEMENT

Dated August 12, 2026

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

APPENDICES

Appendix A	-	Definitions	App A-1

SCHEDULES

Schedule A	-	Addresses for Notices	Schedule A-1

EXHIBITS

Exhibit A	-	Form of Redemption Notice	A-1
Exhibit B	-	Form of Officer’s Certificate	B-1
Exhibit C	-	Form of Annual Certification	C-1
Exhibit D	-	Servicing Criteria to be Addressed In Assessment of Compliance	D-1

-iv-

This Sale and Servicing Agreement, dated August 12, 2026 is among American Honda Receivables LLC, a Delaware limited liability company (“AHR” or, in its capacity as Seller, the “Seller”), American Honda Finance Corporation, a California corporation (“AHFC” or, in its capacity as Servicer, the “Servicer” and in its capacity as seller under the Receivables Purchase Agreement, the “RPA Seller”), and Honda Auto Receivables 2026-3 Owner Trust, a Delaware statutory trust, as Issuer (the “Issuer”).

WHEREAS the Issuer desires to purchase from the Seller a portfolio of receivables arising in connection with retail installment sale contracts (the “Receivables”) generated by AHFC in the ordinary course of its business, which Receivables have been sold by AHFC to AHR;

WHEREAS, AHR is willing to sell the Receivables to the Issuer pursuant to the terms hereof; and

WHEREAS, AHFC is willing to service the Receivables pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Article I
DefinitionS

Section 1.01         General Definitions. Whenever used in this Agreement, any capitalized term shall have the meaning set forth in Appendix A to this Agreement.

Section 1.02         Other Definitional Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

Article II
CONVEYANCE OF RECEIVABLES; CUSTODY OF RECEIVABLES FILES

Section 2.01         Conveyance of Receivables.

(a)            In consideration of the Issuer’s delivery to or upon the order of the Seller of the Certificates and the net proceeds of the sale of the Notes, less an amount equal to the Reserve Fund Initial Deposit to be deposited to the Reserve Fund and the Yield Supplement Account Deposit to be deposited to the Yield Supplement Account, each on the Closing Date, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller set forth herein), all right, title and interest of the Seller in, to and under:

(i)           the Receivables and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the RPA Seller pursuant to Section 2.04 or the purchase of Receivables by the Servicer pursuant to Section 3.08 or 8.01) on or after the Cutoff Date;

(ii)          the security interests in the Financed Vehicles;

(iii)         any proceeds of any physical damage insurance policies covering the Financed Vehicles and in any proceeds of any credit life, credit disability or optional insurance policies relating to the Receivables or the Obligors;

(iv)        any proceeds of Dealer Recourse (excluding Receivables repurchased from the Issuer);

(v)          the Receivables Purchase Agreement, but not the obligations of the Seller thereunder;

(vi)         the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer;

(vii)        all funds on deposit from time to time in the Accounts, including the Reserve Fund Initial Deposit and the Yield Supplement Account Deposit, and in all investment income and proceeds thereof; and

(viii)       the proceeds of any and all of the foregoing.

The Seller hereby confirms to the Issuer that, as of the Closing Date, the Seller shall have caused the portions of all related electronic records relating to the Receivables to be clearly and unambiguously marked, and shall have made the appropriate entries in its general accounting records, to indicate that such Receivables have been transferred and sold to the Issuer.

(b)            The parties hereto intend that the conveyance hereunder be a sale (other than for tax purposes). In the event that the conveyance hereunder is not for any reason considered a sale, the Seller hereby grants to the Issuer a first priority perfected security interest in all of its right, title and interest in, to and under the Receivables, and all other property conveyed hereunder and all proceeds of any of the foregoing, and intends that this Agreement constitute a security agreement under applicable law. Such grant is made to secure the payment of all amounts payable hereunder.

Section 2.02         Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date with respect to each Receivable, and shall follow such procedures as it follows with respect to all comparable automobile receivables (including light-duty trucks) that it services:

(a)            (i) in the case of a tangible Receivable, the fully executed or otherwise authenticated (as defined in the UCC) original of such Receivable, or (ii) in the case of an electronic Receivable, the authoritative copy of the record or records (within the meaning of the UCC) comprising such Receivable;

(b)            the original credit application executed or otherwise authenticated by the related Obligor (or a copy or other image or electronic record thereof);

(c)            the original certificate of title (or evidence that such certificate of title has been applied for) or such documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest in the related Financed Vehicle; and

(d)            any and all other documents that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Obligor or Financed Vehicle;

provided that the Servicer may appoint one or more agents to act as subcustodians of certain items contained in a Receivable File so long as the Servicer remains primarily responsible for their safekeeping.

Section 2.03         Representations and Warranties as to the Receivables.

(a)            The RPA Seller has made each of the representations and warranties set forth in Exhibit A to the Receivables Purchase Agreement and has consented to the assignment by the Seller to the Issuer of the Seller’s rights with respect thereto. Such representations and warranties speak as of the respective dates set forth therein, but shall survive the sale, transfer and assignment of the Receivables to the Issuer hereunder and the pledge of such Receivables to the Indenture Trustee under the Indenture. Pursuant to Section 2.01 of this Agreement, the Seller has sold, assigned, transferred and conveyed to the Issuer, as part of the assets of the Issuer, its rights under the Receivables Purchase Agreement, including the representations and warranties of the RPA Seller therein as set forth in Exhibit A to the Receivables Purchase Agreement (upon which representations and warranties the Issuer relies in accepting the Receivables and delivering the Securities) together with all rights of the Seller with respect to any breach thereof, including the right to require the RPA Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement as of the Cutoff Date. It is understood and agreed that the representations and warranties referred to in this Section shall survive the sale and delivery of the Receivables to the Issuer.

(b)            The RPA Seller hereby agrees that the Issuer shall have the right to enforce any and all rights under the Receivables Purchase Agreement assigned to the Issuer herein, including the right to cause the RPA Seller to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Exhibit A to the Receivables Purchase Agreement, directly against the RPA Seller as though the Issuer were a party to the Receivables Purchase Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Seller.

(c)            The Seller makes the following representations and warranties on which the Issuer shall rely in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee.

(i)           Title. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Other than (1) the sale by the Seller to the Issuer pursuant to this Agreement and (2) the security interest granted by the Issuer to the Indenture Trustee in the Indenture, no Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer, and no Receivable has been sold, transferred, assigned or pledged by the Issuer to any Person other than the Indenture Trustee, and no provision of a Receivable shall have been waived, except as provided in clause (h) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of any other Person and immediately prior to the pledge of security interest contemplated in the Indenture, the Issuer had good and marketable title to each Receivable free and clear of all Liens and rights of any other Person; immediately upon the transfer and assignment contemplated herein, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens and rights of any other Person and immediately upon the pledge of the security interest contemplated in the Indenture, the Indenture Trustee will have a valid and continuing security interest in the Receivables; and both the transfer and assignment herein contemplated and the pledge of security interest contemplated by the Indenture have been perfected under the applicable UCC.

(ii)          All Filings Made. Both the Seller and the Issuer, respectively, have caused or will have caused, or have taken or will take, within ten (10) days of the Closing Date, all steps necessary, including the filing of all appropriate financing statements (including UCC filings) necessary in the appropriate jurisdictions under the applicable law, to give the Issuer a first priority perfected security interest in the Receivables, and to give the Indenture Trustee a first priority perfected security interest therein, shall have been made. Except as contemplated hereby or in the Indenture, as applicable, neither the Seller nor the Issuer has authorized the filing of or is aware of any financing statements with respect to the Receivables, other than such financing statements that have been terminated on or prior to the Closing Date.

(iii)         Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

Section 2.04         Repurchase of Receivables Upon Breach. In the event of a breach of any representation or warranty set forth on Exhibit A to the Receivables Purchase Agreement which materially and adversely affects the interests of the Issuer or the Securityholders and unless the breach shall have been cured by the last day of the second Collection Period following the Collection Period in which the discovery of the breach is made or notice is received, as the case may be (or, at the option of the RPA Seller, the last day in the first Collection Period following the Collection Period in which such discovery is made), the RPA Seller shall repurchase such Receivable from the Issuer. On the Business Day before the related Payment Date, the RPA Seller shall remit the Warranty Purchase Payment in respect of such Receivable to the Collection Account in the manner specified in Section 4.05. Upon any such repurchase, the Issuer shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the RPA Seller, all right, title and interest of the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Issuer and the Trustees shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the RPA Seller to effect the conveyance of such Receivable pursuant to this Section. The sole remedy of the Issuer, the Trustees and the Securityholders with respect to a breach of the RPA Seller’s representations and warranties pursuant to Exhibit A to the Receivables Purchase Agreement shall be to require the RPA Seller to repurchase the related Receivable pursuant to this Section. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to Section 2.04 or the eligibility of any Receivables for purposes of this Agreement.

Section 2.05         Duties of Servicer as Custodian.

(a)            Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer. In performing its duties as custodian, the Servicer shall act in accordance with its customary servicing practices. Nothing herein shall be deemed to require any periodic or other review of the Receivable Files by the Issuer or the Indenture Trustee. The Servicer may, in accordance with its customary servicing practices: (i) maintain all or a portion of the Receivable Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees.

(b)            Maintenance of and Access to Records. The Servicer shall make available to the Issuer and the Indenture Trustee or its duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times as the Issuer and the Indenture Trustee shall reasonably instruct.

(c)            Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any document in the Receivable Files to the Indenture Trustee or its agent or designee, as the case may be, at such place or places as the Indenture Trustee may reasonably designate. The Servicer shall not be responsible for any loss occasioned by the failure of the Indenture Trustee to return any document or any delay in doing so.

Section 2.06         [Reserved].

Section 2.07         Indemnification by Custodian. The Servicer, as custodian of the Receivable Files, shall fully indemnify and hold harmless the Issuer, the Securities Intermediary, and each of the Trustees for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever (including any reasonable legal fees and expenses incurred by any Trustee in connection with the enforcement of any indemnification or other obligation of the Servicer, as custodian of the Receivable Files) that may be imposed on, incurred or asserted against the Issuer, the Securities Intermediary, and any or all of the Trustees as the result of any breach of its obligations relating to the maintenance and custody of the Receivable Files by the Servicer, as custodian; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee or the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee or of the Delaware Trustee.

Section 2.08         Effective Period and Termination. The Servicer’s appointment as custodian of the Receivable Files shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If the Servicer shall resign as Servicer pursuant to Section 6.05 or if all of the rights and obligations of the Servicer have been terminated pursuant to Section 7.02, the appointment of the Servicer as custodian of the Receivable Files shall be terminated without further action by the Indenture Trustee or by the Noteholders. The Indenture Trustee or, with the written consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer’s appointment as custodian of the Receivable Files with cause at any time immediately upon written notification to the Servicer and, without cause, simultaneously with the termination of the Servicer. As soon as practicable, but in no event later than thirty (30) days immediately following the effective date of any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or its agent at such place or places as the Indenture Trustee may reasonably designate. Notwithstanding the termination of the Servicer as custodian of the Receivable Files, the Indenture Trustee agrees that upon any such termination, the Indenture Trustee shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables pursuant to this Agreement.

Article III
ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01         Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automobile receivables (including light-duty trucks) that it services for itself or others. The Servicer’s duties shall include collecting and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Trustees with respect to distributions, generating U.S. federal income tax information, making Advances and performing the other duties specified herein. The Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administering and collecting that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Trustees, the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Defaulted Receivable pursuant to Section 3.04 or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a Defaulted Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other property conveyed to the Issuer pursuant to Section 2.01 with respect to such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee on behalf of the Issuer shall, at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bring suit in its name or the name of the Issuer, the Indenture Trustee, the Noteholders or the Certificateholders. The Owner Trustee on behalf of the Issuer shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

Section 3.02         Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables (including light-duty trucks) that it services for itself or others. The Servicer shall be authorized to grant extensions, rebates or adjustments on a Receivable without the prior consent of the Issuer. If, as a result of the extending of payments in accordance with the customary servicing standards of the Servicer, any Receivable will be outstanding later than the Final Scheduled Maturity Date, the Servicer shall be obligated to repurchase such Receivable pursuant to Section 3.08. Notwithstanding the foregoing, extensions or modifications of the payment schedule of a Receivable can be made only in accordance with the customary servicing procedures of the Servicer, as such customary servicing procedures may be changed from time to time. The Servicer may, in accordance with its customary servicing procedures, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.

Section 3.03         [Reserved]

Section 3.04         Realization Upon Receivables. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle. The Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of automobile receivables (including light-duty trucks), which practices and procedures may include reasonable efforts to realize upon any Dealer Recourse, selling the related Financed Vehicle at public or private sale and other actions by the Servicer in order to realize upon such a Receivable. The Servicer shall be entitled to recover its reasonable Liquidation Expenses with respect to each Defaulted Receivable, which are not to exceed the related Net Liquidation Proceeds with respect to each such Defaulted Receivable; provided, however, that the Servicer shall not be obligated to take actions to realize upon any Defaulted Receivables unless, in its reasonable opinion, Liquidation Proceeds will exceed Liquidation Expenses. All Net Liquidation Proceeds realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 4.02(a).

Section 3.05         Maintenance of Physical Damage Insurance Policies. The Servicer shall, in accordance with its customary servicing procedures and underwriting standards, require that each Obligor shall have obtained physical damage insurance covering each Financed Vehicle as of the origination of the related Receivable.

Section 3.06         Maintenance of Security Interests in Financed Vehicles. The Servicer is hereby authorized to and shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of and/or reperfect the security interest created by each Receivable in the related Financed Vehicle, including in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s certificate of title, to grant to the Issuer a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Issuer for the purpose of perfecting the security interest of the Issuer in such Financed Vehicle and agrees that the Servicer’s listing as the secured party on the certificate of title is solely in its capacity as agent of the Issuer.

Section 3.07         Covenants of Servicer. The Servicer makes the following covenants on which the Issuer shall rely in accepting the Receivables in trust pursuant to Section 2.01:

(a)            Liens in Force. Except as otherwise contemplated by this Agreement, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable.

(b)            No Impairment. The Servicer shall do nothing to impair the rights of the Issuer in the Receivables.

(c)            No Amendments. Subject to Section 3.02, the Servicer shall not amend or otherwise modify any Receivable such that the total number of Scheduled Payments is extended beyond the Final Scheduled Maturity Date, or either the Amount Financed or the APR is altered, unless it is required to take the action by law or court order.

Section 3.08         Purchase of Receivables Upon Breach. Upon a breach of any of the covenants of the Servicer set forth in Section 3.07 that materially and adversely affects the interests of the Issuer or the Securityholders in any Receivable, or if an improper extension, rescheduling or modification of a Receivable is made by the Servicer as described in Section 3.02, and such breach or impropriety shall not have been cured in all material respects, the Servicer shall, as of the last day of the second Collection Period following the Collection Period in which it discovers such breach (or, at the Servicer’s election, the last day of the first Collection Period following the Collection Period in which it discovers such breach) purchase from the Issuer such Receivable and remit on the related Payment Date the Administrative Purchase Payment to the Collection Account in the manner specified in Section 4.05. Upon such deposit of the Administrative Purchase Payment, the Servicer shall for all purposes of this Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of such Receivable. The sole remedy of the Issuer, the Trustees or the Securityholders against the Servicer with respect to a breach pursuant to Section 3.02 or 3.07 shall be to require the Servicer to purchase the related Receivables pursuant to this Section, except as otherwise provided in Section 6.02. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

Section 3.09         Total Servicing Fee; Payment of Certain Expenses by Servicer. As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Payment Date the Total Servicing Fee; provided, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for such Collection Period. The Basic Servicing Fee in respect of a Collection Period shall be calculated based on a 360 day year comprised of twelve 30-day months. Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with the preparation of reports and fees to independent accountants).

Section 3.10         Servicer’s Certificate. On or before each Determination Date, the Servicer will deliver to the Trustees and the Administrator (which the Administrator shall make available to each Rating Agency pursuant to Section 1.02(c) of the Administration Agreement) a servicing report containing all information necessary to make the payments, transfers and distributions pursuant to Sections 4.05, 4.06 and 4.07 hereof and Section 8.02(d) of the Indenture for the related Payment Date, together with the written statements to be furnished pursuant to Section 4.10 hereof and Section 6.06 of the Indenture (such report, the “Servicer’s Certificate”) for that Payment Date and the related Collection Period.  An Authorized Officer of the Servicer or Depositor will certify that the information in the Servicer’s Certificate is accurate, to the best of his/her knowledge, in all material respects.

Section 3.11         Annual Statement as to Compliance; Notice of Default.

(a)            The Servicer shall deliver to the Trustees and the Administrator, on or before ninety (90) days after the end of each fiscal year for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Issuer, commencing with the fiscal year ended March 31, 2027, an Officer’s Certificate of the Servicer (which the Administrator shall make available to each Rating Agency pursuant to Section 1.02(c) of the Administration Agreement), stating that (i) a review of the activities of the Servicer during the preceding 12-month period ended March 31 (or, if applicable, such shorter period in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b)            The Servicer shall deliver to the Trustees and the Administrator, promptly after having obtained knowledge thereof, an Officer’s Certificate (which the Administrator shall make available to each Rating Agency pursuant to Section 1.02(c) of the Administration Agreement) specifying the nature and status of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default.

Section 3.12         Assessment of Compliance and Annual Accountants’ Report.

(a)            On or before ninety (90) days after the end of each fiscal year for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Issuer, commencing with the fiscal year ended March 31, 2027, the Servicer shall:

(i)           deliver to the Issuer, the Owner Trustee and the Administrator a report (which the Administrator shall make available to each Rating Agency pursuant to Section 1.02(c) of the Administration Agreement) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Issuer and signed by an Authorized Officer of the Servicer, and shall address each of the Servicing Criteria specified in Exhibit D hereto delivered to the Issuer and the Administrator concurrently with the execution of this Agreement;

(ii)          deliver to the Issuer, the Owner Trustee and the Administrator a report of a registered public accounting firm reasonably acceptable to the Issuer and the Administrator that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)         use its best efforts to cause each Subservicer and each Subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Issuer and the Administrator an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section;

(iv)         use its best efforts to cause each Subservicer and Subcontractor determined by the Servicer to be a “servicer” within the meaning of Item 1108(a)(2)(i) through (iii) of Regulation AB, to deliver to the Issuer, the Owner Trustee and the Administrator a statement of compliance as and when provided in Section 3.11(a); and

(v)         deliver to the Issuer, the Owner Trustee and the Administrator and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction a certification in the form attached hereto as Exhibit C.

The Servicer acknowledges that the parties identified in clause (a)(v) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. The Administrator, acting on behalf of the Issuer, will not request delivery of a certification under clause (a)(v) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an Issuer whose asset pool includes the Receivables.

(b)            Each assessment of compliance provided by a Subservicer pursuant to Section 3.12(a)(iii) shall address each of the Servicing Criteria specified on a certification to be delivered to the Servicer, Issuer, the Owner Trustee and the Administrator on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 3.12(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer and the Issuer on the date of such appointment.

Section 3.13         Access to Certain Documentation and Information Regarding Receivables. At the request of the RPA Seller, the Servicer shall provide to the Trustees and the Asset Representations Reviewer reasonable access to the documentation regarding the Receivables including, but not limited to, any information required to be provided by the Servicer pursuant to Section 2.03 of the Receivables Purchase Agreement. The Servicer shall provide such access to any Securityholder only in such cases where a Securityholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 3.14         [Reserved].

Section 3.15         Reports to Securityholders and Rating Agencies.

(a)            At the expense of the Issuer, the Indenture Trustee shall provide to any Note Owner, and the Owner Trustee shall provide to any Certificateholder, who so requests in writing a copy of (i) any Servicer’s Certificate, (ii) any annual statement as to compliance described in Section 3.1l(a), (iii) any assessment of compliance and annual accountants’ report described in Section 3.12, (iv) any statement to Securityholders pursuant to Section 4.10, (v) the Trust Agreement, (vi) the Indenture or (vii) this Agreement (without Exhibits). In addition, such statements may be posted by the Indenture Trustee on its website at https://www.sf.citidirect.com. The Indenture Trustee or the Owner Trustee, as applicable, may require such Securityholder or Note Owner to pay a reasonable sum to cover the cost of the Trustee’s complying with such request.

(b)            The Servicer shall forward to the Administrator a copy of each (i) Servicer’s Certificate, (ii) annual statement as to compliance described in Section 3.11(a), (iii) Officer’s Certificate of the Servicer described in Section 3.11(b), (iv) any assessment of compliance and annual accountants’ report pursuant to Section 3.12, (v) statement to Securityholders pursuant to Section 4.10 and (vi) other report it may receive pursuant to this Agreement, the Trust Agreement or the Indenture; and in the case of each of (i) through (vi), the Administrator shall make a copy available to each Rating Agency in accordance with Section 1.02(c) of the Administration Agreement.

Section 3.16         Appointment of Subservicer or Subcontractor.

(a)            The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

(b)            The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Issuer to comply with the reporting and compliance provisions of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer as is required to file all required reports with the Commission. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Issuer and the Administrator any servicer compliance statement required to be delivered by such Subservicer under Section 3.11, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 3.12 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 3.12(a)(iv) as and when required to be delivered.

(c)            The Servicer shall promptly upon request provide to the Issuer or the Administrator, acting on behalf of the Issuer, a written description (in form and substance satisfactory to the Issuer and the Administrator) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which, if any, of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which, if any, elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Issuer and the Depositor to comply with the reporting and compliance provisions of Section 3.12(a) of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Issuer and the Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor, in each case as and when required to be delivered.

Section 3.17         Information to be Provided by the Servicer.

(a)            At the request of the Administrator, acting on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Issuer and the Administrator in writing of any material litigation or governmental proceedings pending against the Servicer or any Subservicer and (ii) provide to the Issuer and the Administrator a description of such proceedings.

(b)            As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Issuer, the Administrator and the Depositor, at least ten (10) Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer and the Administrator of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Issuer and the Administrator, all information reasonably requested by the Issuer or the Administrator, acting on behalf of the Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(c)            In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Issuer or the Administrator, acting on behalf of the Issuer, the Servicer shall provide such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

Section 3.18         Remedies.

(a)            The Servicer shall be liable to the Issuer, the Administrator and the Depositor for any monetary damages incurred as a result of the failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, attestation, accountants’ letter or other material when and as required under this Article III, including any failure by the Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and shall reimburse the applicable party for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer, or any Subcontractor.

(b)            The Seller shall promptly reimburse the Issuer and the Administrator for all reasonable expenses incurred by the Issuer or Administrator as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Receivables to a Successor Servicer. The provisions of this paragraph shall not limit whatever rights the Issuer or Administrator may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Article IV
DISTRIBUTIONS; RESERVE FUND;
STATEMENTS TO SECURITYHOLDERS

Section 4.01         Establishment of Accounts.

(a)            The Servicer shall establish and maintain an Eligible Account with the Securities Intermediary in the name of the Indenture Trustee for the benefit of (i) the Securityholders (the “Collection Account”), (ii) the Noteholders (the “Note Distribution Account”), (iii) the Securityholders (the “Reserve Fund”) and (iv) the Securityholders (the “Yield Supplement Account”), in each case, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the related Securityholders. If, at any time, any Account ceases to be an Eligible Account, the Servicer shall, with the assistance of the Indenture Trustee as necessary, within 30 days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period) after becoming aware of such fact, cause new accounts to be established as Eligible Accounts and shall redirect the Indenture Trustee in writing to transfer any cash and/or investments to such new Account.

(b)            To the extent permitted by applicable laws, rules and regulations, all amounts held in the Collection Account, the Reserve Fund and the Yield Supplement Account shall be either invested by the Securities Intermediary in Eligible Investments selected in writing by the Servicer or maintained in cash. No amounts held in the Note Distribution Account will be invested. Earnings on investment of funds in the Collection Account (net of losses and investment expenses) shall be paid to the Servicer as part of the Supplemental Servicing Fee and any losses and investment expenses shall be charged against the funds on deposit in the related Account.

(i)            Except as otherwise provided in Section 4.01(b), the Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. The Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders or the Securityholders, as the case may be.

(ii)          Notwithstanding anything else contained herein, the Servicer agrees that the Reserve Fund, the Yield Supplement Account and the Collection Account will be established only as Eligible Accounts with an institution which agrees substantially as follows: (A) it will comply with Entitlement Orders related to such account issued by the Indenture Trustee without further consent by the Servicer or Issuer; (B) until termination of this Agreement, it will not enter into any other agreement related to such account pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee; (C) all Account Property delivered or credited to it in connection with such account and all proceeds thereof will be promptly credited to such account; (D) it will treat all Account Property as Financial Assets; and (E) all Account Property will be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the institution maintaining the related Account in accordance with such institution’s customary procedures that such institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Indenture Trustee (or Securities Intermediary) has Control.

(iii)         The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or under the Trust Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture.

Section 4.02         Collections.

(a)            The Servicer shall remit daily to the Collection Account all payments received from or on behalf of the Obligors on or in respect of the Receivables and all Net Liquidation Proceeds within two (2) Business Days after receipt thereof, in each case, minus (i) an amount equal to amounts previously deposited by the Servicer in the Collection Account but later determined by the Servicer in its reasonable opinion to have resulted from mistaken deposits or postings, which amounts have not been previously reimbursed to the Servicer, and (ii) any prepayment charge and other administrative fees and expenses or similar charges which shall be retained by the Servicer and Supplemental Servicing Fees; provided, that any payments received in respect of an Obligor that are not immediately identifiable as such, shall not be deemed “received” until such time as the Obligor is identified and the payment is allocated as such, in accordance with the Servicer’s customary servicing practices.

(b)            Notwithstanding the provisions of clause (a) above and subject to and upon compliance with the terms and conditions set forth in this clause (b), the Servicer may be permitted to make remittances of collections on a less frequent basis than that specified in clause (a) above for so long as such terms and conditions are fulfilled. Accordingly, the Servicer will be permitted to remit collections referred to in clause (a) above to the Collection Account in immediately available funds on each Deposit Date for so long as (A) the Servicer shall be AHFC, (B) no Servicer Default or Event of Default shall have occurred and be continuing and not have been waived in accordance with the Basic Documents, and (C) (x) the Required Servicer Rating is satisfied, or (y) if the Required Servicer Rating is not satisfied, the Rating Agency Condition has been satisfied or the proposed alternative collections remittance schedule is otherwise acceptable to the Rating Agencies. The Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (B) above that would require daily remittance by the Servicer to the Collection Account unless a Responsible Officer has received notice of such event or circumstance from the Seller or the Servicer in an Officer’s Certificate, from Securityholders as provided in Section 7.01. Notwithstanding the foregoing, commencing with the first Collection Period that begins at least two (2) Business Days following (x) non-compliance with any of clause (A), (B) or (C) above, or (y) the occurrence of an event specified in Section 7.01(c) (notwithstanding any period of grace contained in such clause) and for so long as such condition continues to exist, the Servicer shall remit all collections referred to in clause (a) above to the Collection Account on a daily basis within two (2) Business Days of receipt thereof in accordance with clause (a) above. For purposes of this Article the phrase “payments made on behalf of Obligors” shall mean payments made by Persons other than the Seller or the Servicer.

Section 4.03         Application of Collections. On each Payment Date, all collections for the related Collection Period shall be applied by the Servicer as follows:

(a)            With respect to each Receivable (other than an Administrative Receivable or a Warranty Receivable), payments made by or on behalf of the Obligor which are not Supplemental Servicing Fees shall be applied first to reimburse the Servicer for Outstanding Advances made with respect to such Receivable (each such payment, an “Overdue Payment”). Next, the amount of any payment in excess of Supplemental Servicing Fees and Outstanding Advances with respect to such Receivable shall be applied to the Scheduled Payment with respect to such Receivable. The amount of such payment remaining after the applications described in the two preceding sentences shall be applied to prepay the principal balance of such Receivable.

(b)            With respect to each Administrative Receivable and Warranty Receivable, payments made by or on behalf of the Obligor shall be applied in the same manner. A Warranty Purchase Payment shall be applied to reduce Outstanding Advances and such Warranty Purchase Payment or an Administrative Purchase Payment, as applicable, shall then be applied to the Scheduled Payment, in each case to the extent that the payments by the Obligor shall be insufficient, and then to prepay the unpaid principal balance of such Receivable in full.

Section 4.04         Advances.

(a)            As of the close of business on the last day of a Collection Period, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of a Receivable (other than an Administrative Receivable or a Warranty Receivable) after application under Section 4.03(a) shall be less than the Scheduled Payment, whether as a result of any extension granted to the Obligor or otherwise, then the Servicer may, at its option, advance to the Trust an amount equal to the product of the principal balance of such Receivable as of the first day of such Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Receivable during such Collection Period (each, a “Delinquency Advance”). As of the close of business on the last day of a Collection Period, if the Obligor shall be entitled to a rebate of an insurance policy or other ancillary product, then the Servicer may, at its option, advance to the Obligor an amount equal to such rebate to the extent the Servicer expects to recover the amount of the rebate from the insurer, the seller of the ancillary product or another Person (each, a “Rebate Advance” and together with Delinquency Advances, an “Advance”). Rebate Advances can be delivered to the Obligors and reported in Servicing Certificates in any manner the Servicer may select in its discretion. Without limiting the foregoing, a Rebate Advance can be made, in the discretion of the Servicer, by a reduction of the Principal Balance of the applicable Receivable and may be included in any Servicing Certificate as a principal collection. Notwithstanding the foregoing, the Servicer shall not be required to make any Advance. On each Deposit Date, the Servicer will deposit into the Collection Account an amount equal to all Advances to be made, at its option, in respect of the related Collection Period.

(b)            The Servicer shall be entitled to reimbursement for Outstanding Advances, without interest, in accordance with Section 4.06(c).

Section 4.05         Additional Deposits.

(a)            The following additional deposits shall be made to the Collection Account one (1) Business Day prior to each Payment Date: (i) the RPA Seller shall remit the aggregate Warranty Purchase Payments with respect to Warranty Receivables pursuant to Section 2.04 and (ii) the Servicer shall remit (A) any extension fee charged in connection with the extension of a Receivable pursuant to Section 3.02, (B) the aggregate Advances pursuant to Section 4.04(a), (C) the aggregate Administrative Purchase Payments with respect to Administrative Receivables pursuant to Section 3.08, and (D) the amount required upon the optional purchase of all Receivables by the Servicer or any successor to the Servicer pursuant to Section 8.01.

(b)            [Reserved]

(c)            All deposits required to be made in respect of a Collection Period pursuant to this Section by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, on the related Deposit Date.

Section 4.06         Distributions.

(a)            On each Deposit Date, the Indenture Trustee shall cause to be made (or request the Servicer to make, as applicable) the transfer and distribution in immediately available funds, from the Yield Supplement Account to the Collection Account, an amount equal to the Yield Supplement Withdrawal Amount, if any, for such Payment Date.

(b)            On each Determination Date, the Servicer shall (i) calculate all amounts required to be deposited in the Note Distribution Account and the Certificate Distribution Account and (ii) make all distributions on the related Payment Date.

(c)            On each Payment Date, the Servicer shall instruct the Indenture Trustee in writing (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date pursuant to Section 3.10) to make the following deposits and distributions for receipt by the Servicer or deposit in the applicable account, to the extent of the Available Amount, in the following order of priority:

(i)            to the Servicer, Outstanding Advances;

(ii)          to the Servicer, the Total Servicing Fee (including any unpaid Total Servicing Fees from one or more prior Collection Periods);

(iii)         on a pro rata basis, to the Indenture Trustee, the Securities Intermediary, the Delaware Trustee and the Owner Trustee, any accrued and unpaid Trust Fees and Expenses, in each case to the extent such fees and expenses have not been previously paid by the Sponsor, until the Notes have been paid in full, the annual amount paid to the Trustees out of the Available Amount allocation as described in this clause (iii) shall not exceed $100,000 while notes remain outstanding, so long as an Event of Default has not occurred;

(iv)        to the Asset Representations Reviewer, any accrued and unpaid Asset Representations Reviewer Fees and Expenses, in each case to the extent such fees and expenses have not been previously paid by the Sponsor, in its capacity as Administrator, until the Notes have been paid in full, the annual amount paid to the Asset Representations Reviewer out of the Available Amount allocation as described in this clause (iv) shall not exceed $150,000 while notes remain outstanding, so long as an Event of Default has not occurred;

(v)         on a pro rata basis, to the Note Distribution Account, the Note Interest Distributable Amount to be distributed to the holders of the Notes at their respective Interest Rates;

(vi)         to the Note Distribution Account, the Note Principal Distributable Amount;

(vii)        to the Certificate Distribution Account, the Certificate Interest Distributable Amount to be distributed to Certificateholders;

(viii)       after the Notes have been paid in full, to the Certificate Distribution Account, the Certificate Principal Distributable Amount;

(ix)         to the Reserve Fund, the amount, if any, necessary to reinstate the balance in the Reserve Fund up to the Specified Reserve Fund Balance;

(x)          on a pro rata basis, to the Indenture Trustee, the Securities Intermediary, the Delaware Trustee and the Owner Trustee, any accrued and unpaid Trust Fees and Expenses remaining after application of the payments described in clause (iii) above;

(xi)          to the Asset Representations Reviewer, any accrued and unpaid Asset Representations Reviewer Fees and Expenses remaining after application of the payments described in clause (iv) above; and

(xii)        to the Depositor, any Available Amount remaining (after giving effect to the reduction in the Available Amount described in clauses (i) through (xi) above).

Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account hereunder until the Pool Balance has been reduced to zero.

Section 4.07         Reserve Fund.

(a)            On the Closing Date, the Seller will deposit the Reserve Fund Initial Deposit into the Reserve Fund from the net proceeds of the sale of the Notes. The Reserve Fund shall be the property of the Issuer subject to the rights of the Indenture Trustee in the Reserve Fund Property.

(b)            In the event that the Note Distributable Amount exceeds the sum of the amounts deposited into the Note Distribution Account pursuant to Sections 4.06(c)(v) and (vi) on each Payment Date (or, if the Reserve Fund is not maintained by the Indenture Trustee, on the related Deposit Date), the Indenture Trustee (based on information contained in the Servicer’s Certificate delivered on the related Determination Date pursuant to Section 3.10) shall cause an amount equal to the lesser of (A) the amount on deposit in the Reserve Fund and (B) the amount by which the Note Distributable Amount exceeds the sum of the amounts in the Note Distribution Account, to be deposited from the Reserve Account into the Note Distribution Account in immediately available funds in the amounts set forth in the Servicer’s Certificate for such Payment Date; provided that such amount shall be applied first, to the payment of interest due on the Notes to the extent, if any, that the amount deposited pursuant to Section 4.06(c)(v) is not sufficient to cover such payment of interest and, second, to the payment of principal of the Notes.

(c)            In the event that the Certificate Distributable Amount exceeds the sum of the amounts deposited into the Certificate Distribution Account pursuant to Sections 4.06(c)(vii) and (viii) on each Payment Date (or, if the Reserve Fund is not maintained by the Indenture Trustee, on the related Deposit Date), the Indenture Trustee shall cause an amount equal to the lesser of (A) the amount on deposit in the Reserve Fund and (B) the amount by which the Certificate Distributable Amount exceeds the sum of the amounts in the Certificate Distribution Account, to be deposited into the Certificate Distribution Account in immediately available funds in the amounts set forth in the Servicer’s Certificate for such Payment Date; provided that such amount shall be applied first, to the payment of interest due on the Certificates to the extent, if any, that the amount deposited pursuant to Section 4.06(c)(vii) is not sufficient to cover such payment of interest and, second, to the payment of principal of the Certificates.

(d)            On each Payment Date (or, if the Reserve Fund is not maintained by the Indenture Trustee, on the related Deposit Date), all interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Fund shall upon the written direction of the Servicer, be paid to the Seller to the extent that the funds therein exceed the Specified Reserve Fund Balance. Upon any distribution to the Seller of amounts in excess of the Specified Reserve Fund Balance, the Noteholders will not have any rights in, or claims to, such amounts.

Section 4.08         Yield Supplement Account. On the Closing Date, the Seller will deposit the Yield Supplement Account Deposit to the Yield Supplement Account from the net proceeds of the sale of the Notes. The Yield Supplement Account shall be the property of the Issuer subject to the rights of the Indenture Trustee for the benefit of the Securityholders.

Section 4.09         Net Deposits. For so long as AHFC shall be the Servicer, the Servicer and the Indenture Trustee may make any remittances pursuant to this Article net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account in writing for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

Section 4.10         Statements to Securityholders.

(a)            On each Payment Date, the Servicer shall provide to the Owner Trustee to furnish to each Certificateholder of record and to the Indenture Trustee to make available to each Noteholder of record (by posting on its website at https://www.sf.citidirect.com) the Servicer’s Certificate furnished pursuant to Section 3.10 hereof.

(b)            Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuer, but not later than the latest date permitted by law, the related Trustee shall, upon written request, mail to each Person who at any time during such calendar year shall have been a Securityholder, a statement, prepared by the Servicer, containing certain information for such calendar year or, in the event such Person shall have been a Securityholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Securityholder’s preparation of U.S. federal income tax returns. In addition, the Servicer shall furnish to the Trustees for distribution to such Person at such time any other information necessary under applicable law for the preparation of such income tax returns.

Article V
THE SELLER

Section 5.01         Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)            Organization and Good Standing. The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables and to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(b)            Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in each jurisdiction where any such failure to do so would materially and adversely affect the Seller’s ability to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(c)            Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

(d)            Valid Sale; Binding Obligation. This Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller, and constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(e)            No Violation. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement does not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Seller, or conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor, to the Seller’s knowledge, violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties, which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Seller.

(f)            No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement or any other Basic Document, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the Securities or (iv) relating to the Seller and which might adversely affect the U.S. federal income tax attributes of the Securities.

Section 5.02         Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, which obligations shall include the following:

(a)            The Seller shall indemnify, defend and hold harmless the Issuer, each of the Trustees, the Securities Intermediary, and the Servicer, and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Delaware Trustee, the Securities Intermediary, and the Indenture Trustee from and against (i) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Securities, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Securities) and costs and expenses in defending against the same, (ii) any loss, liability or expense (including any reasonable legal fees and expenses incurred by the Trustees in connection with the enforcement of any indemnification or other obligation of the Issuer) incurred by reason of (x) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (y) the Seller’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Securities.

(b)            The Seller shall indemnify, defend and hold harmless each of the Trustees, the Securities Intermediary, and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities (including any reasonable legal fees and expenses incurred by each of the Trustees and/or the Securities Intermediary in connection with the enforcement of any indemnification or other obligation of the Issuer) arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and contained in the Trust Agreement, in the case of the Owner Trustee and the Delaware Trustee, and contained in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee or the Delaware Trustee, shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee or the Delaware Trustee or shall arise from the breach by the Owner Trustee or the Delaware Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement or (ii) in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee or shall arise from the breach by the Indenture Trustee of any of its representations or warranties set forth in Section 6.13 of the Indenture.

(c)            The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Delaware Trustee, the Securities Intermediary, and/or the Indenture Trustee, as the case may be, and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

Section 5.03         Merger, Consolidation or Assumption of the Obligations of Seller; Certain Limitations. Any Person (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Seller shall be a party or (iii) which may succeed to all or substantially all of the business of the Seller, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, except that if the Seller in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Seller hereunder. The Seller shall satisfy the Rating Agency Condition with respect to any merger, consolidation or succession pursuant to this Section.

Section 5.04         Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 5.05         Seller May Own Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

Article VI
THE SERVICER

Section 6.01         Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a)            Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and had at all relevant times, and has, power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Issuer and to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(b)            Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in each jurisdiction where any such failure to do so would materially and adversely affect the Servicer’s ability to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(c)            Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

(d)            Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or in law.

(e)            No Violation. The execution, delivery and performance by the Servicer of this Agreement and the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties, which breach, default, conflict, Lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Servicer.

(f)            No Proceedings. There are no proceedings or investigations pending, or to the Servicer’s best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any other Basic Document, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Basic Documents or the Securities or (iv) relating to the Servicer and which might adversely affect the U.S. federal income tax attributes of the Securities.

(g)            Existence. The Servicer is qualified to do business in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral (including any security interests therein) and each other instrument or agreement included in the Owner Trust Estate.

Section 6.02         Indemnities of Servicer.

(a)            The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement. In this regard, the Servicer shall indemnify, defend and hold harmless the Issuer, the Trustees, the Securityholders and the Seller and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Delaware Trustee, the Securities Intermediary, and the Indenture Trustee (each, an “Indemnified Party”) from and against any and all costs, expenses, losses, damages, claims and liabilities (including any reasonable legal fees and expenses incurred by an Indemnified Party in connection with the enforcement of any indemnification or other obligation of the Servicer) (i) arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle, and (ii) to the extent that such cost, expense, loss, claim, damage or liability arose out of or was imposed upon any such Person through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

For purposes of this Section, in the event of the termination of the rights and obligations of AHFC (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a Successor Servicer (other than the Indenture Trustee) pursuant to Section 7.02. For the avoidance of doubt, AHFC shall not be liable for any claims described in the first sentence of this Section which relate to a date or period on or after the date on which AHFC is terminated or removed as the Servicer or which are cause by a successor servicer.

(b)            Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Delaware Trustee, the Securities Intermediary, and/or the Indenture Trustee, as the case may be, or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 6.03         Merger, Consolidation or Assumption of the Obligations of Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Servicer shall be a party or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Trustees and the Administrator, and in accordance with Section 1.02(c) of the Administration Agreement, the Administrator shall make such notice available to each Rating Agency.

Section 6.04         Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer or any Securityholder, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

Except as otherwise provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture. The legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuer.

Section 6.05         AHFC Not to Resign as Servicer. Subject to the provisions of Section 6.03, AHFC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of AHFC shall be communicated to the Trustees at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustees concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have (i) assumed the responsibilities and obligations of AHFC in accordance with Section 7.02 and (ii) become the Administrator pursuant to Section 1.09 of the Administration Agreement.

Article VII
SERVICER DEFAULTS

Section 7.01         Servicer Defaults. If any one of the following events (each, a “Servicer Default”) shall occur and be continuing there shall be a Servicer Default:

(a)            any failure by the Servicer to deliver to the related Trustee for deposit in any of the Accounts or the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five (5) Business Days after discovery of such failure by an officer of the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (i) to the Servicer by the related Trustee or (ii) to the Servicer and to the Trustees by the Noteholders, evidencing not less than 25% of the Outstanding Amount of the Notes;

(b)            failure by the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the related Trustee or (B) to the Servicer, and to the related Trustee by the Noteholders, evidencing not less than 25% of the Outstanding Amount of the Notes; or

(c)            the occurrence of an Insolvency Event with respect to the Servicer;

provided, however, that (A) if any delay or failure of performance referred to in clause (a) above shall have been caused by Force Majeure or other similar occurrences, the five (5) Business Day grace period referred to in such clause (a) shall be extended for an additional sixty (60) days and (B) if any delay or failure of performance referred to in clause (b) above shall have been caused by Force Majeure or other similar occurrences, the ninety (90) day grace period referred to in such clause (b) shall be extended for an additional sixty (60) days.

If a Servicer Default shall have occurred and be continuing, either the Noteholders evidencing not less than 25% of the Outstanding Amount of the Notes or the Indenture Trustee, at the request or direction of the Noteholders evidencing not less than 25% of the Outstanding Amount of the Notes (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by holders of Certificates evidencing not less than 25% of the Percentage Interests), by notice then given in writing to the Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 6.02 that accrued on or prior to the effective date of the termination) of the Servicer under this Agreement.

On or after the date specified in such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer and the Trustees in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Accounts or the Certificate Distribution Account or thereafter received with respect to the Receivables that shall at that time by held by the predecessor Servicer. All reasonable costs and expenses (including servicer conversion costs and attorneys’ fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Any costs or expenses incurred in connection with a Servicer Default shall constitute an expense of administration under Title 11 of the United States Bankruptcy Code or any other applicable Federal or State bankruptcy laws. Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give notice thereof to the Administrator, and in accordance with Section 1.02(c) of the Administration Agreement, the Administrator shall make such notice available to each Rating Agency.

Section 7.02         Appointment of Successor Servicer.

(a)            Upon the Servicer’s receipt of notice of termination pursuant to Section 7.01 or the Servicer’s resignation pursuant to Section 6.05, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date forty-five (45) days from the delivery to the Trustees of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s termination hereunder, the Indenture Trustee shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 7.02(b)) by a written assumption in form acceptable to the Trustees. In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and the Indenture Trustee shall be entitled to receive the Total Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable or unwilling so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automobile receivables (including light-duty trucks), as the successor to the Servicer under this Agreement. In no event shall the Successor Servicer be liable for the acts or omissions of any predecessor Servicer.

(b)            Upon appointment, the Successor Servicer (including the Indenture Trustee acting as Successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Total Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator pursuant to Section 1.09 of the Administration Agreement.

Section 7.03         Notification of Servicer Termination. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Administrator (who shall make such notice available to each Rating Agency pursuant to Section 1.02(c) of the Administration Agreement).

Section 7.04         Waiver of Past Defaults. The Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes or the Certificateholders evidencing not less than a majority of the Percentage Interests (in the case of a default by the Servicer that does not adversely affect the Indenture Trustee or the Noteholders or if all Notes have been paid in full and the Indenture Trustee has been discharged in accordance with its terms) may, on behalf of all Securityholders waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Accounts or the Certificate Distribution Account in accordance with this Agreement or in respect of a covenant or provision hereof that cannot be modified with the consent of each Securityholder. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 7.05         Repayment of Advances. If a Successor Servicer replaces the Servicer, the predecessor Servicer shall be entitled to receive reimbursement for all outstanding Advances made by the predecessor Servicer.

Article VIII
TERMINATION

Section 8.01         Optional Purchase of All Receivables.

(a)            On the Payment Date following the last day of any Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance, the Servicer or any successor to the Servicer shall have the option to purchase the Owner Trust Estate, other than the Accounts and the Certificate Distribution Account. To exercise such option, on the related Deposit Date the Servicer shall deposit pursuant to Section 4.05(a) in the Collection Account an amount equal to the aggregate Administrative Purchase Payments for the Receivables (including Defaulted Receivables) and shall succeed to all interests in and to the Issuer. Notwithstanding the foregoing, the Servicer or any successor to the Servicer shall not be permitted to exercise such option if the amount to be distributed to Securityholders on the related Payment Date would be less than the Note Distributable Amount and Certificate Distributable Amount.

(b)            On or prior to any optional purchase of the Owner Trust Estate as described in clause (a) above, the following shall be completed:

(i)           As described in Article Nine of the Trust Agreement and Article X of the Indenture, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Delaware Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof, but no later than ten (10) days prior to the date of such optional purchase, substantially in the form attached hereto as Exhibit A;

(ii)          Upon receipt of notice of any termination of the Trust by the Certificateholder, the Certificateholder, or its affiliate, shall forward the Trust Certificate to the Owner Trustee or the Paying Agent (if other than the Owner Trustee);

(iii)         As described in Section 4.01 of the Indenture, AHFC shall deliver to the Indenture Trustee an Officer’s Certificate relating to such optional purchase, substantially in the form attached hereto as Exhibit B; and

(iv)         As described in Section 4.01 of the Indenture, an Opinion of Counsel to AHFC shall be delivered to the Indenture Trustee and the Owner Trustee stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

(c)            Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of the Indenture Trustee pursuant to this Agreement. Upon termination of the Trust Estate, AHFC may (1) file UCC termination statements and (2) cancel State licenses, as necessary.

Article IX
MISCELLANEOUS

Section 9.01         Amendment.

(a)            Any term or provision of this Agreement (including Appendix A) may be amended by the Seller and the Servicer without the consent of any Securityholders, the Issuer or any other Person subject to the satisfaction of one of the following conditions:

(i)           the Seller or the Servicer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of any Noteholders; or

(ii)          the Rating Agency Condition is satisfied with respect to such amendment and the Seller or the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any Trust Certificates are then held by anyone other than the Depositor or any of its Affiliates, this Agreement may only be amended by the Seller and the Servicer if, in addition, (i) the Certificateholders evidencing a majority of the Certificate Balance of the Trust Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Seller or the Servicer or an Opinion of Counsel delivered to the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(b)            This Agreement (including Appendix A) may also be amended from time to time by the Seller and the Servicer, with the consent of the Indenture Trustee, the written consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes and the written consent of the Certificateholders of outstanding Certificates evidencing not less than a majority of the Percentage Interests, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) except as otherwise provided in Section 9.01(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Securityholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Percentage Interests, the holders of which are required to consent to any such amendment, without the written consent of all of the Securityholders.

(c)            Any term or provision of this Agreement (including Appendix A) may also be amended from time to time by the Seller and the Servicer, for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus, without the consent of any Securityholders, the Issuer or any other Person.

(d)            Promptly after the execution of any such amendment, the Servicer shall furnish written notification of the substance of such amendment to the Indenture Trustee and the Administrator (who shall make such notice available to each Rating Agency pursuant to Section 1.02(c) of the Administration Agreement). It shall not be necessary for the consent of Securityholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of Certificateholders of the execution thereof shall be subject to such reasonable requirements as the Owner Trustee may require.

(e)            Prior to the execution of any amendment to this Agreement, the Trustees shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 9.02(g). No amendment that adversely affects the Trustees shall be effective without the prior written consent of the party adversely affected. The Trustees may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s, the Delaware Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

Section 9.02         Protection of Title to Trust.

(a)            The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustees file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)            Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 9.02(a) seriously misleading within the meaning of Section 9-507(c) of the UCC, unless it shall have given the Trustees at least ten (10) days’ prior written notice thereof and shall, within thirty (30) days of such change, execute and file the appropriate amendments to all previously filed financing statements or continuation statements.

(c)            Each of the Seller and the Servicer shall give the Trustees at least sixty (60) days’ prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States.

(d)            The Servicer shall maintain accounts and records as to the Receivables accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of the Receivables, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) the Receivables and the amounts from time to time deposited in the Accounts.

(e)            The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer’s and the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

(f)            If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automobile receivables (including light-duty trucks) to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

(g)            The Servicer shall deliver to the Trustees within ninety (90) days after the beginning of each fiscal year of the Issuer beginning with the first fiscal year more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been filed that are necessary to create and continue the interest of the Trustees in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to perfect such security interest. Each such Opinion of Counsel shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

(h)            The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

Section 9.03         Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, or overnight delivery service, by facsimile or by electronic mail (if an address therefore has been provided by the respective party in writing) and shall be deemed to have been duly given upon receipt by such party at the address set forth on Schedule A to this Agreement or at such other address as shall be designated by written notice to the other parties.

Section 9.04         Assignment.

(a)            Except as provided in the remainder of this Section or as provided in Sections 5.03, 6.03 and 6.05, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes and Certificateholders evidencing not less than a majority of the Percentage Interests. And as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer.

(b)            The Seller hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer’s rights and obligations hereunder.

Section 9.05         Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee, the Securities Intermediary, and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. The Owner Trustee and the Delaware Trustee are third-party beneficiaries of certain Sections of this Agreement, including with respect to the Delaware Trustee, Sections 2.07, 3.09, 3.16, 4.06, 5.02, 6.02, 8.01 and 9.01, and with respect to the Owner Trustee, Sections 2.04, 2.07, 2.08, 3.08, 3.09, 3.15, 3.16, 4.06, 4.10, 5.02, 6.02, 7.01, 8.01, 9.01 and 9.11, and is entitled to the rights and benefits thereof and may enforce the provisions as if it were a party hereto.

Section 9.06         Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

Section 9.07         Separate Counterparts; Electronic Transmission.

(a)            This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(b)            The Indenture Trustee, the Owner Trustee, the Delaware Trustee and the Issuer are authorized to accept written instructions, directions, reports, notices or other communications signed manually, by way of faxed signatures, or delivered by Electronic Transmission. In the absence of bad faith or negligence on its part, each of the Indenture Trustee, the Owner Trustee, the Delaware Trustee and the Issuer may conclusively rely on the fact that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission and, in the absence of bad faith or negligence, shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee, the Owner Trustee, the Delaware Trustee or the Issuer, including, without limitation, the risk of either the Indenture Trustee, the Owner Trustee, the Delaware Trustee or the Issuer acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 9.08         Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.09         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this agreement.

Section 9.10         Nonpetition Covenants.

(a)            Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b)            Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

Section 9.11         Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)            Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by The Bank of New York Mellon, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall The Bank of New York Mellon, in its individual capacity or, except as expressly provided in the Trust Agreement, The Bank of New York Mellon as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement as if specifically set forth herein.

(b)            Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee and in no event shall Citibank, N.A., have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

Section 9.12         Third-Party Beneficiary. The Trustees and other indemnitees hereunder are third-party beneficiaries to this Agreement and are entitled to the rights and benefits hereunder and may enforce the provisions hereof as if they were parties hereto.

Section 9.13         Confidentiality.

The Issuer hereby agrees to hold and treat all Confidential Information (as defined below) provided to it in connection with the offering of the Notes in confidence and in accordance with this Section 9.13, and will implement and maintain safeguards to further assure the confidentiality of such Confidential Information. Such Confidential Information will not, without the prior written consent of the Servicer, be disclosed or used by the Issuer or by its subsidiaries or, affiliates, or its or their directors, officers, employees, agents or controlling persons or agents or advisors (collectively, the “Information Recipients”) other than for the purposes of (i) structuring the securitization transaction and facilitating the issuance of the Notes, or (ii) in connection with the performance of its required due diligence on the Receivables. Disclosure that is not in violation of the Right to Financial Privacy Act of 1978, as amended, the Gramm-Leach-Bliley Act of 1999, as amended, (the “G-L-B Act”) or other applicable law by the Issuer of any Confidential Information at the request of its outside auditors or governmental regulatory authorities in connection with an examination of the Issuer by any such authority or for the purposes specified in above shall not constitute a breach of its obligations under this Section 9.13, and shall not require the prior consent of the Servicer.

As used herein, “Confidential Information” means non-public personal information (as defined in the G-L-B Act and its enabling regulations issued by the Federal Trade Commission) regarding obligors on the Receivables that is identified as such by the Servicer. Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Issuer or any of its Information Recipients; (ii) was available to the Issuer on a non-confidential basis from a person or entity other than the Servicer prior to its disclosure to the Issuer; (iii) is requested to be disclosed by a governmental authority or related governmental, administrative, or regulatory or self-regulatory agencies having or claiming authority to regulate or oversee any aspect of the Issuer’s business or that of its affiliates or is otherwise required by law or by legal or regulatory process to be disclosed; (iv) becomes available to the Issuer on a non-confidential basis from a person or entity other than the Servicer who, to the best knowledge of the Issuer, is not otherwise bound by a confidentiality agreement with the Servicer, and is not otherwise prohibited from transmitting the information to the Issuer; or (v) the Servicer provides written permission to the Issuer to release.

Section 9.14         Federal Tax Treatment. Notwithstanding anything to the contrary contained in this Agreement or any document delivered herewith, all persons may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment of the Notes, any fact relevant to understanding the U.S. federal tax treatment of the Notes, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal tax treatment.

Section 9.15         Intent of the Parties; Reasonableness.

The Seller, Servicer, Sponsor and Issuer acknowledge and agree that the purpose of Article Three of this Agreement is to facilitate compliance by the Issuer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.

None of the Sponsor, the Administrator nor the Issuer shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Issuer or the Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with this transaction, the Servicer shall cooperate fully with the Administrator and the Issuer to deliver to the Administrator or Issuer, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer or the Administrator to permit the Issuer or Administrator (acting on behalf of the Issuer) to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Issuer or the Administrator to be necessary in order to effect such compliance.

The Issuer shall, and shall cause the Administrator (including any of its assignees or designees) to cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Issuer or the Administrator, as applicable, to comply with Regulation AB.

Section 9.16         Cooperation with Voting. Each of the Sponsor, the Seller and the Issuer hereby acknowledges and agrees that it shall reasonably cooperate with the Indenture Trustee to facilitate any vote by the Noteholders and Note Owners pursuant to terms of Section 7.05 of the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

HONDA AUTO RECEIVABLES 2026-3 OWNER TRUST

By:	THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as
Owner Trustee on behalf of the Trust

By:	/s/ Hadassah Kangal Yee
	Name:	Hadassah Kangal Yee
	Title:	As Agent

AMERICAN HONDA RECEIVABLES LLC,
as Seller

By:	/s/ Michiko Yamasaki Rey
	Name:	Michiko Yamasaki Rey
	Title:	Secretary

AMERICAN HONDA FINANCE CORPORATION,
as Servicer

By:	/s/ Masaharu Hirose
	Name:	Masaharu Hirose
	Title:	President

S-1	HAROT 2026-3 Sale and Servicing Agreement

Acknowledged and accepted as of the day
and year first above written:

CITIBANK, N.A.,
not in its individual capacity but solely as
Indenture Trustee

By:	/s/ Louis Piscitelli
	Name:	Louis Piscitelli
	Title:	Senior Trust Officer

S-2	HAROT 2026-3 Sale and Servicing Agreement

APPENDIX A

[Attached]

App A-1

I.            Defined Terms

“61-Day Delinquent Receivables” means, as of any date of determination, all Receivables outstanding and held by the Issuer (other than Receivables in repossession and charged-off Receivables) that are 61 or more days delinquent as of such date (or, if such date is not the last day of a calendar month, as of the last day of the calendar month immediately preceding such date), as determined in accordance with the Servicer’s customary servicing practices.

“AAA” means the American Arbitration Association.

“Accounts” means the Collection Account, the Note Distribution Account, the Yield Supplement Account and the Reserve Fund.

“Account Property” means, with respect to each Account, such Account, together with all cash, securities, financial assets and investments and other property from time to time deposited or credited to such Account and all proceeds thereof, including, with respect to the (i) Reserve Fund, the Reserve Fund Initial Deposit and (ii) Yield Supplement Account, the Yield Supplement Account Deposit.

“Act” shall have the meaning specified in Section 11.03(a) of the Indenture.

“Actual Payment” means, with respect to a Receivable and a Collection Period, all payments received by the Servicer from or for the account of the related Obligor on such Receivable during such Collection Period, net of any Supplemental Servicing Fees attributable to such Receivable.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer, the Depositor and the Indenture Trustee, as amended or supplemented from time to time.

“Administrative Purchase Payment” means, with respect to a Payment Date and to an Administrative Receivable purchased by the Seller or the Servicer as of the end of the related Collection Period, the sum of (a) the unpaid principal balance owed by the related Obligor in respect of such Receivable and (b) interest on such unpaid principal balance at a rate equal to the APR of the related Receivable from the date of last payment by such Obligor to the last day of such Collection Period preceding the date that such Administrative Receivable was purchased by the Seller or the Servicer, as applicable.

“Administrative Receivable” means a Receivable which the Servicer is required to purchase pursuant to Section 3.08 of the Sale and Servicing Agreement or which the Servicer has elected to purchase pursuant to Section 8.01 of the Sale and Servicing Agreement.

“Administrator” means AHFC, or any successor Administrator under the Administration Agreement.

“Advance” shall have the meaning set forth in Section 4.04(a) of the Sale and Servicing Agreement.

App A-2	HAROT 2026-3 Appendix to SSA (Definitions)

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purpose of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Net Losses” means, with respect to a Collection Period, an amount equal to the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period minus all Net Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables.

“AHFC” means American Honda Finance Corporation, and its successors.

“AHR” means American Honda Receivables LLC, and its successors.

“Amended and Restated Trust Agreement” means the amended and restated trust agreement, dated as of the Closing Date, among American Honda Receivables LLC, as depositor, the Owner Trustee and the Delaware Trustee.

“Amount Financed” in respect of a Receivable means the aggregate amount advanced with respect to such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of automobile retail installment sale contracts.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges applicable to such Receivable.

“Applicants” shall have the meaning specified in Section 3.07 of the Trust Agreement.

“Asset Representations Review” means a review by the Asset Representations Reviewer as specified in the Asset Representations Review Agreement of all Subject Receivables as of the first date on which the Review Conditions are satisfied for compliance with the representations and warranties set forth in Section 2.03 of the Receivables Purchase Agreement.

“Asset Representations Review Agreement” means the asset representations review agreement, dated as of the Closing Date, among the Issuer, the Sponsor, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC.

“Asset Representations Reviewer Fees and Expenses” means all accrued and unpaid Asset Representations Reviewer’s fees and any amounts due to the Asset Representations Reviewer for reimbursement of expenses or in respect of indemnification to the extent not previously paid to the Asset Representations Reviewer by the Servicer.

App A-3	HAROT 2026-3 Appendix to SSA (Definitions)

“Authenticating Agent” means the Owner Trustee or any authenticating agent appointed pursuant to Section 3.03 of the Trust Agreement.

“Authorized Officer” means:

(a) with respect to the Issuer, any officer of the Owner Trustee or person appointed pursuant to a power of attorney who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter); and

(b) with respect to the Depositor, any officer of the Depositor who is authorized to act for the Depositor and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Amount” means, with respect to any Payment Date, the sum of Available Interest and Available Principal.

“Available Interest” means, with respect to any Payment Date, the total of the following amounts allocable to interest received by the Servicer on or in respect of the Receivables during the related Collection Period (computed by the simple interest method): (i) the sum of the interest component of all (a) collections on or in respect of all Receivables other than Defaulted Receivables, (b) Net Liquidation Proceeds, (c) Advances made by the Servicer, if any, (d) Warranty Purchase Payments, (e) Administrative Purchase Payments and (f) the Yield Supplement Withdrawal Amount, if any, for the related Payment Date, less (ii) the sum of all (a) amounts received on or in respect of a particular Receivable (other than a Defaulted Receivable) to the extent of the aggregate Outstanding Interest Advances in respect of such Receivable and (b) Net Liquidation Proceeds with respect to a particular Receivable to the extent of the aggregate Outstanding Interest Advances in respect of such Receivable.

“Available Principal” means, with respect to any Payment Date, the total of the following amounts allocable to principal received by the Servicer on or in respect of the Receivables during the related Collection Period (computed by the simple interest method): (i) the sum of the principal component of all (a) collections on or in respect of all Receivables other than Defaulted Receivables, (b) Net Liquidation Proceeds, (c) Advances made by the Servicer, if any, (d) Warranty Purchase Payments and (e) Administrative Purchase Payments, less (ii) an amount equal to all (a) amounts received on or in respect of a particular Receivable (other than a Defaulted Receivable) to the extent of the aggregate Outstanding Principal Advances in respect of such Receivable and (b) Net Liquidation Proceeds with respect to a particular Receivable to the extent of the aggregate Outstanding Principal Advances in respect of such Receivable.

App A-4	HAROT 2026-3 Appendix to SSA (Definitions)

“Basic Documents” means the Sale and Servicing Agreement, the Administration Agreement, the Asset Representations Review Agreement, the Indenture, the Note Depository Agreement, the Receivables Purchase Agreement and the Trust Agreement, and any other documents or certificates delivered in connection therewith as the same may be amended, supplemented or otherwise modified and in effect.

“Basic Servicing Fee” means the fee payable pursuant to Section 3.09 of the Sale and Servicing Agreement to the Servicer on each Payment Date for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the related Collection Period or, with respect to the first Payment Date, the Original Pool Balance.

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date;

(1)            the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)            the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)            the sum of: (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1)            the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

App A-5	HAROT 2026-3 Appendix to SSA (Definitions)

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)            a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

App A-6	HAROT 2026-3 Appendix to SSA (Definitions)

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Benefit Plan Investor” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity or account deemed to hold the plan assets of any of the foregoing.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 of the Indenture.

“Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City, New York, Chicago, Illinois or Wilmington, Delaware.

“Calculation Agent” means Citibank, N.A., as calculation agent under the Indenture, its successors in interest and any successor calculation agent under the Indenture.

“Certificate Balance” means, on any Payment Date, the Original Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates.

“Certificate Distributable Amount” means, with respect to any Payment Date, the sum of the Certificate Interest Distributable Amount and the Certificate Principal Distributable Amount for such Payment Date.

“Certificate Distribution Account” means the account established and maintained as such pursuant to Section 5.01 of the Trust Agreement.

“Certificate Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (x) the sum of (i) the Certificate Monthly Interest Distributable Amount and (ii) any outstanding Certificate Interest Carryover Shortfall for the preceding Payment Date, over (y) the amount in respect of interest on the Certificates that is actually paid as interest on the Certificates on such Payment Date, plus, to the extent permitted by applicable law, interest on the Certificate Interest Carryover Shortfall at the Certificate Rate for the Interest Accrual Period.

“Certificate Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Certificate Monthly Interest Distributable Amount for such Payment Date and the Certificate Interest Carryover Shortfall for such Payment Date.

“Certificate Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related Interest Accrual Period at the Certificate Rate on the Certificate Balance on the immediately preceding Payment Date after giving effect to all payments of principal to Certificateholders on or prior to such Payment Date (or, in the case of the first Payment Date, on the Original Certificate Balance).

“Certificate Monthly Principal Distributable Amount” means, with respect to any Payment Date, the Certificate Percentage of the Principal Distributable Amount for such Payment Date.

App A-7	HAROT 2026-3 Appendix to SSA (Definitions)

“Certificate of Trust” means the Certificate of Trust filed for the Issuer pursuant to Section 3810(a) of the Statutory Trust Statute, substantially in the form of Exhibit A to the Initial Trust Agreement.

“Certificate Owner” means, with respect to a Certificate, any Person who is the beneficial owner of such Certificate for U.S. federal income tax purposes.

“Certificate Percentage” means (i) for each Payment Date until the Notes have been paid in full, 0%; and (ii) thereafter, 100%.

“Certificate Pool Factor” means, with respect to the Certificates on any Payment Date, a seven-digit decimal figure equal to the outstanding principal balance of the Certificates on such Payment Date (after giving effect to any reductions thereof to be made on such Payment Date) divided by the Original Certificate Balance.

“Certificate Principal Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (x) the sum of (i) the Certificate Monthly Principal Distributable Amount and (ii) any outstanding Certificate Principal Carryover Shortfall for the preceding Payment Date, over (y) the amount in respect of principal that is actually paid as principal on the Certificates on such Payment Date.

“Certificate Principal Distributable Amount” means, with respect to any Payment Date, the sum of the Certificate Monthly Principal Distributable Amount for each Payment Date and any outstanding Certificate Principal Carryover Shortfall as of the close of the immediately preceding Payment Date; provided, however, that the Certificate Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Payment Date as of which all of the Receivables are to be purchased pursuant to Section 8.01 of the Sale and Servicing Agreement, the principal required to be deposited into the Certificate Distribution Account will include the amount necessary to reduce the Certificate Balance to zero.

“Certificate Rate” means 0.00% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Certificate Register” and “Certificate Registrar” means the register maintained and the registrar (or any successor thereto) appointed pursuant to Section 3.04 of the Trust Agreement.

“Certificateholder” means a Person in whose name a Trust Certificate is registered.

“Class” means all Notes whose form is identical except for variation in denomination, principal amount or owner (i.e., each of Class A-1, Class A-2a, Class A-2b, Class A-3 and Class A-4).

“Class A Notes” means the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means the August 2027 Payment Date.

App A-8	HAROT 2026-3 Appendix to SSA (Definitions)

“Class A-1 Interest Rate” means 3.964% per annum (computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360).

“Class A-1 Noteholder” means a Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” means the Class A-1 3.964% Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-2 Notes” means the Class A-2a Notes and the Class A-2b Notes.

“Class A-2a Final Scheduled Payment Date” means the April 2029 Payment Date.

“Class A-2a Interest Rate” means 4.30% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2a Noteholder” means the Person in whose name a Class A-2a Note is registered in the Note Register.

“Class A-2a Notes” means the Class A-2a 4.30% Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-2b Final Scheduled Payment Date” means the April 2029 Payment Date.

“Class A-2b Interest Rate” means SOFR Rate + 0.32% per annum (computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360).

“Class A-2b Noteholder” means the Person in whose name a Class A-2b Note is registered in the Note Register.

“Class A-2b Notes” means the Class A-2b Floating Rate Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-3 Final Scheduled Payment Date” means the February 2031 Payment Date.

“Class A-3 Interest Rate” means 4.52% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Noteholder” means a Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-3 Notes” means the Class A-3 4.52% Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-4 Final Scheduled Payment Date” means the November 2032 Payment Date.

“Class A-4 Interest Rate” means 4.62% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

App A-9	HAROT 2026-3 Appendix to SSA (Definitions)

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-4 Notes” means the Class A-4 4.62% Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, which initially shall be The Depository Trust Company.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means August 12, 2026.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, and established and maintained pursuant to Section 4.01 of the Sale and Servicing Agreement.

“Collection Period” means each calendar month during the term of this Agreement (or, in the case of the first Collection Period, the period of time since the Cutoff Date through the last day of the calendar month immediately preceding the month in which the first Payment Date occurs).

“Commission” means the Securities and Exchange Commission, and its successors.

“Compounded SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)            the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)            if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

“Contract Rate” means, with respect to a Receivable, the rate per annum at which interest accrues under the motor vehicle retail installment sales contract or installment loan evidencing such Receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the relevant retail installment sales contract or installment loan contract with respect to such Receivable.

“Control” shall have the meaning specified in Section 8-106 of the UCC.

App A-10	HAROT 2026-3 Appendix to SSA (Definitions)

“Corporate Trust Office” means (i) with respect to the Indenture Trustee, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at the address set forth on Schedule A to the Sale and Servicing Agreement or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders, the Seller and the Issuer) and (ii) with respect to the Owner Trustee, the corporate trust office of the Owner Trustee located at the address set forth on Schedule A to the Sale and Servicing Agreement, or at such other address as the Owner Trustee may designate by notice to the Note Owners and, the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Note Owners and the Depositor.

“Cutoff Date” means the opening of business on July 1, 2026.

“Dealer” means the dealer of automobiles who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to AHFC under an existing agreement between such dealer and AHFC.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means a Receivable (other than an Administrative Receivable or a Warranty Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) as to which (i) all or any part of a Scheduled Payment is 120 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (ii) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

“Definitive Notes” shall have the meaning specified in Section 2.11 of the Indenture.

“Delaware Trustee” means BNY Mellon Trust of Delaware, as Delaware Trustee under the Trust Agreement.

“Delinquency Advance” shall have the meaning set forth in Section 4.04(a) of the Sale and Servicing Agreement.

“Delinquency Percentage” means, for each Payment Date and the related preceding calendar month, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 61-Day Delinquent Receivables as of the last day of calendar month immediately preceding such Payment Date to (ii) the Pool Balance of all outstanding Receivables held by the Issuer as of the last day of such preceding calendar month.

App A-11	HAROT 2026-3 Appendix to SSA (Definitions)

“Delinquency Trigger” means, for any Payment Date and the related preceding calendar month, 4.80%.

“Deposit Date” means, with respect to any Collection Period and Payment Date, the Business Day immediately preceding such Payment Date.

“Depositor” means AHR in its capacity as Depositor under the Trust Agreement.

“Determination Date” means the fifth calendar day (or if such day falls on a holiday or weekend day, the next succeeding Business Day) preceding the related Payment Date.

“Discount Receivable” means any Receivable that has an APR which is less than the Required Rate.

“Domestic Corporation” means an entity that is treated as a corporation for U.S. federal income tax purposes and is a United States person under Section 7701(a)(30) of the Code.

“DTC” means The Depository Trust Company, and its successors.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Owner Trustee, or another method or system specified by the Owner Trustee as available for use in connection with its services hereunder.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in (a) electronically imaged signatures or (b) one or more electronic networks or databases (including one or more distributed electronic networks or databases) provided by Adobe PDF, DocuSign or any other digital signature provider as may be mutually agreed to by the sender and the Indenture Trustee or Owner Trustee, as applicable, and that creates a record that may be retained, retrieved and reviewed by a recipient thereof.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated account with the corporate trust department of a depository institution (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, or is an affiliate of such trustee, so long as the long-term deposit rating or issuer rating of such depository institution shall have a credit rating from Fitch of at least “A” and from S&P of at least “BBB”.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) satisfies one of the following conditions (i) has (A) either a short-term deposit rating or issuer rating of at least “F-1” by Fitch or a long-term deposit rating or issuer rating of at least “A” by Fitch and (B) either a short-term deposit rating or issuer rating of at least “A-1” by S&P or a long-term deposit rating or issuer rating of at least “A” by S&P or (ii) is an institution or company that otherwise satisfies the Rating Agency Condition and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

App A-12	HAROT 2026-3 Appendix to SSA (Definitions)

“Eligible Investments” means, at any time, any one or more of the following obligations and securities:

(i)            obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)            general obligations of or obligations guaranteed by FNMA, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico then rated the highest available credit rating of each Rating Agency for such obligations;

(iii)           any mutual fund, money market fund, common trust fund or other pooled investment vehicle, that has the highest available credit rating of each Rating Agency, that invests solely in any (or any combination) of the obligations described in clauses (i) and (ii) above;

(iv)          securities bearing interest or sold at a discount (including commercial paper) issued by any corporation incorporated under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico, so long as at the time of such investment or contractual commitment providing for such investment either the long-term unsecured debt of such corporation has a rating from each Rating Agency in the highest rating category granted thereby for such obligations or the commercial paper or other short-term debt which is then rated has a rating from each Rating Agency in the highest rating category granted thereby for such obligations;

(v)           certificates of deposit, demand deposits, time deposits or bankers’ acceptances issued by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company has the highest available category of credit rating of each Rating Agency for such obligations;

(vi)          certificates of deposit issued by any bank, trust company, savings bank or other savings institution, having a rating in the highest rating category from each of the Rating Agencies, and fully insured by the FDIC;

(vii)         repurchase obligations held by the Trustee that are acceptable to the Trustee with respect to any security described in clauses (i) or (ii) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (v) above;

App A-13	HAROT 2026-3 Appendix to SSA (Definitions)

(viii)         any mutual fund, money market fund, common trust fund or other pooled investment vehicle having a rating, at the time of such investment, from each of the Rating Agencies rating in the highest rating category granted thereby (including, but not limited to funds of which Citibank, N.A. or an affiliate thereof is the manager or financial advisor); and

(ix)           such other investments acceptable to each Rating Agency, as evidenced by satisfaction of the Rating Agency Condition;

provided that each of the foregoing investments shall mature no later than the Deposit Date immediately following the date of purchase (other than in the case of the investment of monies in instruments of which the entity at which the Reserve Fund, the Yield Supplement Account or the Collection Account, as the case may be, is located is the obligor, which may mature on the related Payment Date), and shall be required to be held to such maturity.

Notwithstanding anything to the contrary contained in this definition, (a) no Eligible Investment may be purchased at a premium, and (b) no obligation or security is an “Eligible Investment” unless (i) the Trustee has Control over such obligation or security and (ii) at the time such obligation or security was delivered to the Trustee or the Trustee became the related Entitlement Holder, the Trustee did not have notice of any adverse claim with respect thereto within the meaning of Section 8-105 of the UCC.

For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation, or such lower credit rating acceptable to each Rating Agency, as evidenced by satisfaction of the Rating Agency Condition.

“Entitlement Holder” shall have the meaning specified in Section 8-102 of the UCC.

“Entitlement Order” shall have the meaning specified in Section 8-102 of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.

“Excess Payment” means, with respect to a Receivable and a Collection Period, the amount, if any, by which the Actual Payment exceeds the sum of (i) the Scheduled Payment and (ii) any Overdue Payment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, Secretary, Assistant Secretary or Treasurer of such corporation or depository institution; and with respect to any partnership, any general partner thereof.

App A-14	HAROT 2026-3 Appendix to SSA (Definitions)

“Expenses” means all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable out of pocket costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor provisions that are substantially similar), any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Maturity Date” means November 18, 2032.

“Final Scheduled Payment Dates” means, collectively, the Class A-1 Final Scheduled Payment Date, the Class A-2a Final Scheduled Payment Date, the Class A-2b Final Scheduled Payment Date, the Class A-3 Final Scheduled Payment Date and the Class A-4 Final Scheduled Payment Date.

“Financed Vehicle” means, with respect to any retail installment sale or installment loan contract, the related new or used Honda or Acura automobile, together with all accessions thereto, securing the related Obligor’s indebtedness under such retail installment sale or installment loan contract.

“Financial Asset” shall have the meaning specified in Section 8-102(a)(9) of the UCC.

“Fitch” means Fitch Ratings, Inc., or its successors.

“FNMA” means the Federal National Mortgage Association, and its successors.

“Force Majeure” means acts beyond an entity’s control, including, but not limited to, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, vandalism, sabotage, accidents, fires, floods, strikes, work stoppages, labor disputes, mechanical breakdowns, shortages, pandemics, epidemics, public health emergencies, acts of any unit of government or governmental agency, and interruptions, loss or malfunctions of utilities, communications or computer (hardware and software) services, or any similar cause.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

App A-15	HAROT 2026-3 Appendix to SSA (Definitions)

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities held with an Intermediary (concluded July 5, 2006).

“Honda Parties” shall have the meaning specified in Section 7.02(e) of the Indenture.

“Honda Party” shall have the meaning specified in Section 7.02(e) of the Indenture.

“Indenture” means the indenture, dated as of the Closing Date between the Issuer and the Indenture Trustee.

“Indenture Trustee” means Citibank, N.A., as indenture trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any of their respective Affiliates and (iii) is not connected with the Issuer, any such other obligor, the Seller or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Initial Trust Agreement” means the trust agreement, dated July 8, 2026 among the Depositor, the Owner Trustee and the Delaware Trustee, pursuant to which the Issuer was created.

“Insolvency Event” means, with respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

App A-16	HAROT 2026-3 Appendix to SSA (Definitions)

“Insurance Policy” means, with respect to a Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or any similar event or optional insurance relating to the related Financed Vehicle or Obligor.

“Interest Accrual Period” means with respect to any Payment Date and (i) the Class A-1 Notes and the Class A-2b Notes, the period from and including the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) to but excluding such Payment Date and (ii) the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes, the period from and including the 18th day of the prior month (or, in the case of the first Payment Date, the Closing Date) to but excluding the 18th day of the month of such Payment Date.

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate or the Class A-4 Interest Rate, as applicable.

“Investment Letter” means a letter delivered in connection with the transfer of a Trust Certificate pursuant to Section 3.04(a) of the Trust Agreement, substantially in the form of Exhibit C to the Trust Agreement.

“Investor” means a Noteholder or Note Owner, as applicable.

“Issuer” means Honda Auto Receivables 2026-3 Owner Trust, a Delaware statutory trust, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any Authorized Officer and delivered to the Indenture Trustee.

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics’ liens and any liens that attach to a Receivable or any property, as the context may require, by operation of law.

“Liquidation Expenses” means, with respect to a Defaulted Receivable, the amount charged by the Servicer, in accordance with its customary servicing procedures, to or for its account for repossessing, refurbishing and disposing of the related Financed Vehicle and other out-of-pocket costs related to such liquidation.

“Liquidation Proceeds” means, with respect to a Defaulted Receivable, all amounts realized with respect to such Receivable from whatever sources (including, without limitation, proceeds of any Insurance Policy), net of amounts that are required by law or such Receivable to be refunded to the related Obligor.

App A-17	HAROT 2026-3 Appendix to SSA (Definitions)

“Maximum Yield Supplement Amount” means with respect to any Collection Period and the related Deposit Date, after giving effect to the Yield Supplement Amount, the maximum amount required to be on deposit in the Yield Supplement Account on the immediately succeeding Payment Date, which is equal to the present value (using an interest rate of: 0.00%) of the sum of all Yield Supplement Amounts for all future Payment Dates, assuming that future Scheduled Payments on the Discount Receivables are made on the date on which they are scheduled as being due.

“Monthly Payment” means, with respect to any Receivable, the amount of each fixed monthly payment payable to the obligee under such Receivable in accordance with the terms thereof, net of any portion of such monthly payment that represents late payment charges, extension fees or collections allocable to payments to be made by Obligors for payment of insurance premiums, extended service contracts or similar items.

“Net Liquidation Proceeds” means, with respect to a Defaulted Receivable, Liquidation Proceeds less Liquidation Expenses.

“Non-Retained Notes” shall mean any Notes that are not Retained Notes.

“Non-U.S. Person” means any Person who is not (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to U.S. federal income taxation, regardless of its source, (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; or (v) a trust that was in existence prior to August 20, 1996 and that, under Treasury Regulations, is eligible to elect, and does validly elect, to be treated as a United States person (as defined in the Code and Treasury Regulations) despite not meeting the requirements of clause (iv).

“Note Depository Agreement” means the agreement dated as of the Closing Date, executed by the Issuer in favor of The Depository Trust Company, as the initial Clearing Agency, relating to the Notes.

“Note Distributable Amount” means, with respect to any Payment Date, the sum of the Note Interest Distributable Amount and the Note Principal Distributable Amount for such Payment Date.

“Note Distribution Account” means the account designated as such, and established and maintained pursuant to Section 4.01 of the Sale and Servicing Agreement.

“Note Interest Carryover Shortfall” means, with respect to any Payment Date and a Class of Notes, the excess, if any, of (x) the sum of (i) the Note Monthly Interest Distributable Amount for such Class for the preceding Payment Date and (ii) any outstanding Note Interest Carryover Shortfall for such Class on such preceding Payment Date, over (y) the amount of interest that is actually paid on the Notes on such preceding Payment Date, plus, to the extent permitted by law, interest on the Note Interest Carryover Shortfall at the related Interest Rate for the related Interest Accrual Period.

App A-18	HAROT 2026-3 Appendix to SSA (Definitions)

“Note Interest Distributable Amount” means, with respect to any Payment Date and a Class of Notes, the sum of the Note Monthly Interest Distributable Amount for such Payment Date and the Note Interest Carryover Shortfall for such Class of Notes. For all purposes of this Agreement and the other Basic Documents, interest with respect to the Class A-2a, Class A-3 and Class A-4 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; and interest with respect to the Class A-1 and Class A-2b Notes shall be computed on the basis of the actual number of days in each applicable Interest Accrual Period, divided by 360.

“Note Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related Interest Accrual Period at the related Interest Rate for each Class of Notes on the Outstanding Amount of the Notes of each such Class on the immediately preceding Payment Date (or, in the case of the first Payment Date, the original principal amount of each such Class of Notes), after giving effect to all distributions of principal to the Noteholders of each such Class on or prior to such Payment Date.

“Note Monthly Principal Distributable Amount” means, with respect to any Payment Date, the Note Percentage of the Principal Distributable Amount for such Payment Date.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Percentage” means (i) for each Payment Date until the aggregate principal amount of each Class of Notes has been paid in full, 100%; and (ii) thereafter, 0%.

“Note Pool Factor” means, with respect to each Class of Notes as of any Payment Date, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes as of such Payment Date (after giving effect to any reductions thereof to be made on such Payment Date) divided by the original outstanding principal balance of such Class of Notes.

“Note Principal Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the sum of the Note Monthly Principal Distributable Amount plus any outstanding Note Principal Carryover Shortfall for the preceding Payment Date, over the amount in respect of principal that is actually paid as principal on the Notes on such Payment Date.

“Note Principal Distributable Amount” means, with respect to any Payment Date, the sum of (i) the Note Monthly Principal Distributable Amount, (ii) any outstanding Note Principal Carryover Shortfall as of the close of the immediately preceding Payment Date and, (iii) on the Final Scheduled Payment Date for a Class of Notes or the Payment Date as of which all of the Receivables are to be purchased pursuant to Section 8.01 of the Sale and Servicing Agreement, the amount necessary (after giving effect to all amounts allocable to principal required to be deposited in the Note Distribution Account on such Payment Date) to reduce the Outstanding Amount of each related Class of Notes to zero; provided, however, that the Note Principal Distributable Amount with respect to a Class of Notes shall not exceed the Outstanding Amount of such Class of Notes.

App A-19	HAROT 2026-3 Appendix to SSA (Definitions)

“Note Register” and “Note Registrar” shall have the respective meanings specified in Section 2.04 of the Indenture.

“Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Notes” means the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes.

“Obligor” on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of a retail installment contract or an installment loan contract or any other Person who owes or may be liable for payments under such retail installment contract or installment loan contract.

“Officer’s Certificate” means (i) with respect to the Seller or the Servicer, a certificate signed by the president, any vice president, the treasurer, the secretary, the assistant secretary, or the compliance officer of the Seller or the Servicer, as the case may be, and delivered to the Trustee or (ii) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of the Issuer.

“Opinion of Counsel” means (i) with respect to the Seller, the RPA Seller, the Servicer or the Depositor, a written opinion of counsel (who may be an employee of or outside counsel to the Seller, the RPA Seller, the Servicer or the Depositor) or (ii) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

“Original Certificate Balance” means $53,981,282.38.

“Original Pool Balance” means $2,159,251,282.38.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(i)            Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

App A-20	HAROT 2026-3 Appendix to SSA (Definitions)

(ii)           Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Securityholders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

(iii)          Notes cancelled or paid pursuant to Section 2.05 of the Indenture in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide Protected Purchaser;

provided, that in determining whether the Securityholders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of their respective Affiliates.

“Outstanding Advances” means, with respect to a Receivable and the last day of a Collection Period, the sum of all Advances, if any, made as of or prior to such date, minus (1) all payments or collections as of or prior to such date which are specified in Section 4.04(b) and (c) of the Sale and Servicing Agreement as applied to reimburse all unpaid Advances with respect to such Receivable and (2) all amounts for which the Servicer has deemed to have released all claims for reimbursement of Outstanding Advances pursuant to Section 3.08 of the Sale and Servicing Agreement.

“Outstanding Amount” means the aggregate principal amount of all Notes, or if indicated by the context, all Notes of any Class, Outstanding at the date of the determination.

“Outstanding Interest Advances” means, as of the last day of a Collection Period with respect to a Receivable, the portion of Outstanding Advances allocable to interest.

“Outstanding Principal Advances” means, as of the last day of a Collection Period with respect to a Receivable, the portion of Outstanding Advances allocable to principal.

“Overdue Payment” shall have the meaning specified in Section 4.03(a) of the Sale and Servicing Agreement.

“Owner Trust Estate” means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to Article Two of the Sale and Servicing Agreement, all funds on deposit from time to time in the Accounts and the Certificate Distribution Account, all other property of the Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to the Sale and Servicing Agreement and the Administration Agreement and all proceeds of the foregoing.

App A-21	HAROT 2026-3 Appendix to SSA (Definitions)

“Owner Trustee” means The Bank of New York Mellon, as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Paying Agent” means (i) with respect to the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer and (ii) with respect to the Certificates, any paying agent or co-paying agent appointed pursuant to Section 3.09 of the Trust Agreement.

“Payment Date” means, with respect to a Collection Period, the 18th calendar day of the next succeeding calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing September 18, 2026.

“Percentage Interest” means, as to any Trust Certificate, (i) the original certificate balance for such Trust Certificate, as specified on the face thereof, divided by (ii) the Original Certificate Balance; provided, that in determining whether the Securityholders of the requisite portion or percentage of the Trust Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Trust Certificates owned by the Issuer, any other obligor upon the Certificates, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Certificate Balance (unless such Persons own 100% of the Trust Certificates), except that, in determining whether the Indenture Trustee and Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Trust Certificates that a Responsible Officer of the Indenture Trustee and the Owner Trustee have actual knowledge of being so owned shall be so disregarded. Trust Certificates so owned that have been pledged in good faith may be regarded as included in the Certificate Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee’s right so to act with respect to such Trust Certificates and that the pledgee is not the Issuer, any other obligor upon the Trust Certificates, the Seller or any Affiliate of any of their respective Affiliates. Neither the Indenture Trustee nor the Owner Trustee shall incur any liability to any person in determining whether a pledgee has the right to act with respect to such Trust Certificates.

“Permitted Liens” means (a) any liens created by the Basic Documents; (b) any liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate proceedings; and (c) any mechanics’ liens or any other liens that attach to the respective Receivable by the operation of law as a result of any act or omission by the related Obligor.

“Person” means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

App A-22	HAROT 2026-3 Appendix to SSA (Definitions)

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity or account deemed to hold the plan assets of any of the foregoing.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables (exclusive of all Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment, Warranty Receivables for which the Seller has paid the Warranty Purchase Payment and Defaulted Receivables) as of the close of business on such date.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Balance” means, with respect to any Receivable as of any date, the Amount Financed minus the sum of the following amounts, without duplication: (i) that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, computed in accordance with the simple interest method, (ii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal and (iii) any Excess Payments or other payments applied to reduce the unpaid principal balance of such Receivable.

“Principal Distributable Amount” means, with respect to any Payment Date, the sum of the following amounts, without duplication: (i) the principal portion of all Scheduled Payments actually received during the related Collection Period, computed in accordance with the simple interest method, (ii) the principal portion of all Excess Payments, received during such Collection Period, (iii) the Principal Balance of each Receivable that became an Administrative Receivable or a Warranty Receivable during such Collection Period and (iv) the Principal Balance of each Receivable that became a Defaulted Receivable during such Collection Period.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” means the prospectus dated as of August 4, 2026.

“Protected Purchaser” shall have the meaning set forth in Article 8 of the UCC.

“Purchaser” means American Honda Receivables LLC, in its capacity as purchaser of the Receivables under the Receivables Purchase Agreement, and its successors and assigns.

“Rating Agency” means each of Fitch and S&P.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten days (or such shorter period as is practicable or acceptable to each Rating Agency) prior notice thereof and within ten days of each Rating Agency’s receipt of such notice (or such shorter period as is practicable or acceptable to each Rating Agency) such Rating Agency shall not have notified the Seller, the Servicer, the Indenture Trustee and the Owner Trustee in writing that such action will result in a qualification, reduction or withdrawal of the then current rating of the Notes.

App A-23	HAROT 2026-3 Appendix to SSA (Definitions)

“Rebate Advance” shall have the meaning set forth in Section 4.04(a) of the Sale and Servicing Agreement.

“Receivable” means any retail installment sale contract or installment loan contract, or, if applicable, the right to payment evidenced by a retail installment sales contract or an installment loan contract, executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder, which Receivables shall be identified in a Schedule of Receivables.

“Receivable Files” means the documents (whether tangible or electronic) specified in Section 2.02 of the Sale and Servicing Agreement.

“Receivables Purchase Agreement” means the receivables purchase agreement, dated as of the Closing Date, between AHFC and the Seller, as amended or supplemented from time to time.

“Receivables Purchase Price” has the meaning set forth in Section 3.01 of the Receivables Purchase Agreement.

“Record Date” means, with respect to a Payment Date or Redemption Date, the day immediately preceding such Payment Date or Redemption Date or, if Definitive Notes have been issued, the close of business on the last day of the month immediately preceding the month in which such Payment Date or Redemption Date occurs.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.01 of the Indenture.

“Redemption Price” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the weighted average of the Interest Rates for each Class of Notes being so redeemed to but excluding the Redemption Date.

“Reference Time” means, if the Benchmark is not the SOFR Rate, the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset Backed Securities, Securities Act Release No. 33 8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) and the portions of Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (Sept. 24, 2014)) that are in effect on any specific date or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

App A-24	HAROT 2026-3 Appendix to SSA (Definitions)

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Repurchase Rules and Regulations” shall have the meaning specified in Section 7.02(e) of the Indenture.

“Requesting Party” has the meaning set forth in Section 5.14(a) of the Receivables Purchase Agreement.

“Required Rate” means 7.60%.

“Required Servicer Rating” means, with respect to the Servicer, that (a) either (i) the then short-term unsecured debt obligations of the Servicer are rated at least equal to “F-1” by Fitch or (ii) the long-term unsecured debt obligations of the Servicer are rated at least equal to “BBB” by Fitch and (b) either (i) the then short-term unsecured debt obligations of the Servicer are rated at least equal to “A-1” by S&P or (ii) the long-term unsecured debt obligations of the Servicer are rated at least equal to “BBB” by S&P.

“Reserve Fund” means the account designated as such, and established and maintained pursuant to Section 4.01 of the Sale and Servicing Agreement.

“Reserve Fund Initial Deposit” means the initial deposit of cash in the amount of $5,398,128.21, made by or on behalf of the Seller into the Reserve Fund on the Closing Date.

“Reserve Fund Property” means, the Reserve Fund Initial Deposit and all proceeds thereof and all other amounts deposited in or credited to the Reserve Fund from time to time under this Agreement, all Eligible Investments made with amounts on deposit therein, all earnings and distributions thereon and proceeds thereof.

“Responsible Officer” means, in the case of the Indenture Trustee (in all of its capacities) and the Securities Intermediary, any officer within the Corporate Trust Office of the Indenture Trustee, including any Managing Director, Vice President, assistant Vice President, director, associate, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture and, with respect to the Owner Trustee, any officer of the Owner Trustee or person acting pursuant to a power of attorney with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

“Retained Note” shall mean any Notes held by the Issuer (or any other person treated as the same person as the Issuer for U.S. federal income tax purposes), but only so long as such Notes are held by such entity, until such time as such Notes are transferred in accordance with the terms and conditions of Section 2.04 of the Indenture.

“Review Conditions” means (i) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger for that Payment Date and (ii) the Noteholders or Note Owners, as applicable, have voted, pursuant to Section 2.03(d) of the Receivables Purchase Agreement, to direct an Asset Representations Review of the Subject Receivables.

App A-25	HAROT 2026-3 Appendix to SSA (Definitions)

“RPA Seller” means AHFC, in its capacity as seller of the Receivables pursuant to the Receivables Purchase Agreement, and each successor thereto (in the same capacity).

“Rule 144A Letter” means a letter delivered in connection with the transfer of a Trust Certificate pursuant to Section 3.04(a) of the Trust Agreement, substantially in the form attached hereto as Exhibit D to the Trust Agreement.

“S&P” means S&P Global Ratings, a division of S&P Global, and any successor or successors thereto.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of the Closing Date, among American Honda Receivables LLC, as seller, American Honda Finance Corporation, as servicer, and the Issuer.

“Sarbanes Certification” shall have the meaning specified in Section 3.12(a)(v) of the Sale and Servicing Agreement.

“Schedule of Receivables” means the schedule of Receivables created by the RPA Seller and delivered to the Indenture Trustee promptly after the Closing Date, at the address listed on Schedule A to the Sale and Servicing Agreement, as it may be amended from time to time.

“Scheduled Payment” means, with respect to any Payment Date and to a Receivable, the payment to be made in respect of such Receivable as due from the Obligor in the related Collection Period; provided, however, that in the case of the first Collection Period, the Scheduled Payment shall include all such payments due from the Obligor on or after the Cutoff Date.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Section 385 Controlled Partnership” shall have the meaning set forth in Treasury Regulation section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” shall have the meaning set forth in Treasury Regulation section 1.385-1(c)(4) for an “expanded group”.

“Securities” means the Notes and the Trust Certificates.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means Citibank, N.A.

“Security Entitlement” shall have the meaning specified in Section 8-102(a)(17) of the UCC.

“Securityholders” means the Noteholders and the Certificateholders.

App A-26	HAROT 2026-3 Appendix to SSA (Definitions)

“Seller” means AHR, in its capacity as Seller of the Receivables under the Sale and Servicing Agreement, and each successor thereto (in the same capacity) pursuant to Section 5.03 of the Sale and Servicing Agreement.

“Seller Certificate” means a certificate of transfer delivered in connection with the transfer of a Trust Certificate pursuant to Section 3.04(a) of the Trust Agreement, substantially in the form of Exhibit B to the Trust Agreement.

“Servicer” means AHFC, in its capacity as servicer of the Receivables pursuant to the Sale and Servicing Agreement, and each successor thereto (in the same capacity) pursuant to Section 6.03 of the Sale and Servicing Agreement.

“Servicer Default” shall have the meaning specified in Section 7.01 of the Sale and Servicing Agreement.

“Servicer’s Certificate” shall have the meaning specified in Section 3.10 of the Sale and Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee Rate” means 1.00% per annum.

“Similar Law” means a law that is similar to the fiduciary or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).

“SOFR Adjustment Date” means the second U.S. Government Securities Business Day before the first day of such Interest Accrual Period.

“SOFR Determination Time” means 3:00 p.m. (New York time) on the U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website.

“SOFR Rate” means the rate that will be obtained by the Calculation Agent for each Interest Accrual Period on the SOFR Adjustment Date as of the SOFR Determination Time (or, if the Benchmark is not SOFR, the Reference Time) and, except as provided below following a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2b Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that the Administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.

App A-27	HAROT 2026-3 Appendix to SSA (Definitions)

“Specified Reserve Fund Balance” means, on the Closing Date, $5,398,128.21, and with respect to any Payment Date, 0.25% of the initial aggregate principal balance of the Receivables as of the Cutoff Date.

“Sponsor” means American Honda Finance Corporation, in its capacity as sponsor under the Sale and Servicing Agreement, and any successor Sponsor thereunder.

“State” means any one of the 50 states of the United States or the District of Columbia.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. § 3801 et seq., as the same may be amended from time to time.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the asset-backed securities market) of the Receivables but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Receivables under the direction or authority of the Servicer or a Subservicer; unless separate statements of compliance and assessment of compliance and accountant’s attestation of such vendor, subcontractor or other Person are not required to be included in the Issuer’s Form 10-K as provided by Item 17.06 of the SEC Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations relating to Regulation AB and Related Rules or such other rule or interpretation of Regulation AB from time to time in effect or other applicable rule or regulation.

“Subject Receivables” means, for any Asset Representations Review, all Receivables outstanding and held by the Issuer that are 60 or more days delinquent as of the first day on which the Review Conditions are satisfied.

“Subservicer” means any Person that services Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

“Successor Servicer” means any entity appointed as a successor to the Servicer pursuant to Section 7.02 of the Sale and Servicing Agreement.

“Supplemental Servicing Fee” means any interest earned on investment of the monies on deposit in the Collection Account during a Collection Period, net of any investment expenses and losses from such investments, plus all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

App A-28	HAROT 2026-3 Appendix to SSA (Definitions)

“Total Servicing Fee” means the sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means the Issuer.

“Trust Agreement” means the Initial Trust Agreement.

“Trust Certificate” means a certificate evidencing the beneficial interest of a Certificate Owner in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

“Trust Fees and Expenses” means all accrued and unpaid Trustees’ fees, any amounts due to the Trustees for reimbursement of expenses (including reasonable attorneys’ fees and expenses) or in respect of indemnification and other administrative fees of the Trust.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trustee” means any of the Delaware Trustee, the Owner Trustee or the Indenture Trustee as the context requires.

“Trustees” means the Delaware Trustee, the Owner Trustee and the Indenture Trustee.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States” means the United States of America.

“United States Person” means a United States person as defined in Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Vice President” of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title “Vice President,” who is a duly elected officer of such Person.

App A-29	HAROT 2026-3 Appendix to SSA (Definitions)

“Warranty Purchase Payment” means, with respect to a Payment Date and to a Warranty Receivable repurchased by the RPA Seller as of the end of the related Collection Period, the sum of (a) the unpaid principal balance owed by the related Obligor in respect of such Receivable and (b) interest on such unpaid principal balance at a rate equal to the APR of the related Receivable from the date of last payment by such Obligor to the last day of such Collection Period preceding the date that such Warranty Receivable was purchased by the RPA Seller.

“Warranty Receivable” means a Receivable which the RPA Seller is required to repurchase pursuant to Section 2.03(c) of the Receivables Purchase Agreement or Section 2.04 of the Sale and Servicing Agreement.

“Yield Supplement Account” means the account designated as such, and established and maintained pursuant to Section 4.01 of the Sale and Servicing Agreement.

“Yield Supplement Account Deposit” means the initial deposit of cash in the amount of $126,094,236.40 made by or on behalf of the Seller into the Yield Supplement Account on the Closing Date.

“Yield Supplement Amount” means, with respect to any Collection Period and the related Deposit Date, the aggregate amount by which one month’s interest on the Principal Balance as of the first day of such Collection Period of each Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable) at a rate equal to the Required Rate, exceeds one month’s interest on such Principal Balance at the APR of each such Receivable.

“Yield Supplement Withdrawal Amount” means, with respect to any Collection Period and the related Deposit Date, the lesser of (a) the amount on deposit in the Yield Supplement Account and (b) the sum of (i) the Yield Supplement Amount and (ii) after giving effect to the withdrawal of the Yield Supplement Amount, the amount by which the amount on deposit in the Yield Supplement Account exceeds the Maximum Yield Supplement Amount.

II.          Rules of Construction

For all purposes of any Basic Document, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used therein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to that Basic Document as a whole and not to any particular part, article or section within such Basic Document, (iii) references to a schedule, appendix or section such as “Section 1.01” and the like shall refer to the applicable schedule, appendix or section of such Basic Document, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” is not exclusive and shall include “and/or,” (vi) words in the singular include the plural and words in the plural include the singular, (vii) unless “Business Days” is specified, any reference to a number of days shall be a reference to that number of consecutive calendar days, (viii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein, (ix) the term “proceeds” shall have the meaning set forth in the applicable UCC and (x) accounting terms not defined in such Basic Document or in any such certificate or other document, and accounting terms partly defined in such Basic Document or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

App A-30	HAROT 2026-3 Appendix to SSA (Definitions)

SCHEDULE A

ADDRESSES FOR NOTICES

1.	If to AHFC, in its individual capacity or as RPA Seller, Servicer, Sponsor or Administrator:

American Honda Finance Corporation

1919 Torrance Blvd. 5th Floor

Torrance, CA 90501

Attention: Manager, Treasury Capital Markets

2.	If to AHR, in its individual capacity or as Seller or Depositor:

American Honda Receivables LLC

1919 Torrance Blvd. 5th Floor

Torrance, CA 90501

Attention: Manager, Treasury Capital Markets

3.	If to the Issuer:

Honda Auto Receivables 2026-3

c/o The Bank of New York Mellon

240 Greenwich Street, Floor 7 West

New York, NY 10286

Attention: Asset Backed Securities Unit – Honda Auto Receivables 2026-3

with a copy to:

American Honda Finance Corporation

1919 Torrance Blvd. 5th Floor

Torrance, CA 90501

Attention: Manager, Treasury Capital Markets

4.	If to the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee, located at:

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Attention: HAROT 2026-3

Email: louis.a.piscitelli@citi.com

Schedule A-1

5.	If to the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, located at:

The Bank of New York Mellon

240 Greenwich Street, Floor 7 West

New York, NY 10286

Attention: Asset Backed Securities Unit – Honda Auto Receivables 2026-3

Email: anderson.pluviose@bny.com

6.	If to the Delaware Trustee:

BNY Mellon Trust of Delaware

103 Bellevue Parkway

Wilmington, DE 19809

Attention: Corporate Trust Administration

Email: dawn.plows@bny.com

7.	If to Fitch:

Fitch Ratings, Inc.

300 W. 57th Street, 40th Floor

New York, NY 10019

Attention: ABS/RMBS Monitoring Department

Email: surveillance-abs-auto@fitchratings.com

8.	If to S&P:

S&P Global Ratings

55 Water Street, 40th Floor

New York, NY 10007

Attention: Auto ABS Surveillance Department

Email: servicer_reports@sandp.com

Schedule A-2

EXHIBIT A

FORM OF REDEMPTION NOTICE

[DATE]

[ADDRESS]
[ADDRESS]

[ADDRESS]
[ADDRESS]

[ADDRESS]
[ADDRESS]

Re:	Notice of Election to Purchase All Receivables Honda Auto Receivables 2026-3 Owner Trust

Dear Sir/Madam,

Reference is made to the Sale and Servicing Agreement, dated as of August 12, 2026 (“Sale and Servicing Agreement”), among American Honda Receivables LLC (“AHR”), as Seller, American Honda Finance Corporation (“AHFC”), as Servicer, and Honda Auto Receivables 2026-3 Owner Trust (the “Trust”). Pursuant to Section 8.01 of the Sale and Servicing Agreement, notice is hereby given that on [________] (the “Redemption Date”), AHFC shall purchase the Owner Trust Estate.

Reference is made to the Indenture, dated as of August 12, 2026 (“Indenture”), between the Trust and Citibank, N.A., as Indenture Trustee. Pursuant to Section 10.01 of the Indenture, notice is hereby given that on the Redemption Date, AHFC elects to have the Notes redeemed in exchange for the Redemption Price.

On the Redemption Date, AHFC shall pay to the Indenture Trustee all agreed upon amounts due, representing the Owner Trust Estate under the Sale and Servicing Agreement as of such date. Pursuant to Section 8.04(b) of the Indenture, the Issuer hereby requests that on the Redemption Date, upon (i) the redemption of the Notes pursuant to Section 10.01 of the Indenture and (ii) the delivery of the Officer’s Certificate and Opinion of Counsel required by Section 8.04(b) of the Indenture, the Indenture Trustee release any remaining portion of the Owner Trust Estate from the lien of the Indenture and release any funds on deposit in the Accounts in accordance with Section 8.04(b) of the Indenture. Pursuant to Section 1.02(a) of the Administration Agreement dated as of August 12, 2026, among the Issuer, AHFC, AHR and the Indenture Trustee, AHFC as Administrator is making this Issuer Request on behalf of the Issuer.

A-1

After the purchase of the Owner Trust Estate by AHFC on the Redemption Date, the Trust shall terminate in accordance with the terms of the Trust Agreement, and AHFC hereby requests that the Owner Trustee (i) cause the Certificate of Trust to be cancelled by preparing and executing a certificate of cancellation to be filed by AHFC with the Secretary of State (pursuant to Section 9.01(e) of the Amended and Restated Trust Agreement) and (ii) inform the Certificateholder of such action and specify the date on which the Certificateholder shall surrender such Trust Certificates for final payment and cancellation, pursuant to Section 9.01(c) of the Amended and Restated Trust Agreement.

In addition, AHFC requests that the Indenture Trustee (i) provide notice to the Noteholders pursuant to Section 10.01 of the Indenture, which notice shall contain the information required by Section 10.02 of the Indenture, and (ii) provide notice to DTC pursuant to item 6 in Schedule A of the DTC Letter of Representations, dated as of August 12, 2026.

Terms having their initial letters capitalized which are not otherwise defined herein have the meanings ascribed to them in the Sale and Servicing Agreement or the Indenture.

Very Truly Yours,

American Honda Finance Corporation,
as Servicer and Administrator

By:
Name:	[__________]
Title:	[__________]

cc:      [Rating Agencies]

A-2

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE
HONDA AUTO RECEIVABLES 2026-3 OWNER TRUST
Officer’s Certificate

Reference is hereby made to the Indenture dated as of August 12, 2026 (the “Indenture”) between Honda Auto Receivables 2026-3 Owner Trust, as Issuer (the “Issuer”), and Citibank, N.A., as Indenture Trustee (the “Indenture Trustee”), and to the Sale and Servicing Agreement dated as of August 12, 2026 (the “Sale and Servicing Agreement”) among the Issuer, American Honda Receivables LLC, as seller, and American Honda Finance Corporation, as servicer (in such capacity the “Servicer”). Capitalized terms used and not otherwise defined herein have the meanings provided in Appendix A to the Sale and Servicing Agreement.

In connection with the satisfaction and discharge of the Indenture pursuant to Section 4.01 of the Indenture and the release of the Owner Trust Estate pursuant to Section 8.04 of the Indenture the undersigned certifies that:

1.     As required by Section 8.01 of the Sale and Servicing Agreement and Section 10.01 of the Indenture:

a.	[___________] (the “Redemption Date”) is a Payment Date following the last day of a Collection Period as of which the aggregate Pool Balance was 10% or less of the Original Pool Balance.

b.	The Servicer deposited into the Collection Account, and it is the undersigned’s understanding that the Indenture Trustee transferred into the Note Distribution Account an amount equal to the Redemption Price. The deposit was made in immediately available funds by 8:00 A.M., Los Angeles time on such Payment Date.

2.     Notice of redemption of the Notes was delivered by the Servicer to the Indenture Trustee pursuant to Section 10.01 of the Indenture. Such notice was furnished not later than the number of days prior to the Redemption Date required by Section 10.01 of the Indenture.

3.     The Indenture and the Sale and Servicing Agreement have not been amended, modified, terminated or superseded and remain in full force and effect.

4.     All conditions precedent provided for in the Indenture to the satisfaction and discharge of the Indenture have been complied with, and

5.     All conditions precedent provided for in the Indenture to the release of the Owner Trust Estate pursuant to Section 8.04 of the Indenture have been complied with.

B-1

The undersigned has read or caused to be read the applicable conditions and the definitions in Appendix A to the Sale and Servicing Agreement and the Indenture relating thereto, including without limitation Section 11.01 of the Indenture, and has obtained and reviewed copies of the notices, certificates and opinions referred to therein. With respect to paragraphs 4 and 5, the undersigned has consulted with [_____________], as counsel, to identify the notices, certificates and opinions required to be delivered to satisfy the conditions set forth in the Indenture. In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not such conditions have been complied with. This Officer’s Certificate is also being delivered to [____________] with the understanding that it will be relied upon with respect to paragraphs 1 through 3 and may be attached to the legal opinion to be given by said firm on or about the date hereof in connection with the Servicer’s purchase of the Owner Trust Estate pursuant to Section 8.01 of the Sale and Servicing Agreement.

This Officer’s Certificate is delivered by an Authorized Officer of the Administrator pursuant to Section 1.02 of the Administration Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the [___] day of [_______].

AMERICAN HONDA FINANCE CORPORATION

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF SARBANES CERTIFICATE

I, [____________], certify that:

1.     I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Honda Auto Receivables 2026-3 Owner Trust (the “Exchange Act periodic reports”);

2.     Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.     Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.     I am responsible for reviewing the activities performed by the servicer and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement in all material respects; and

5.     All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [_____________]

Date: [____________]

By:
Name:	[__________]
Title:	[__________]

C-1

EXHIBIT D

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over-collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 240.13K-1(b)(1) of this Chapter.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

D-1

Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

D-2

Reference	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.

D-3